PROFIRE COMBUSTION, INC. and MILLSTREAM ENERGY PRODUCTS LTD. and LUNDSTROM HOLDINGS LTD. and ROB LUNDSTROM ASSET PURCHASE AGREEMENT June 12, 2019

TABLE OF CONTENTS Page ARTICLE 1. DEFINITIONS ........................................................................................................................ 2 1.1 Definitions ................................................................................................................................... 2 1.2 Certain Rules of Interpretation .................................................................................................. 11 1.3 Statutory References .................................................................................................................. 12 1.4 Accounting Principles................................................................................................................ 12 ARTICLE 2. PURCHASE AND SALE ..................................................................................................... 12 2.1 Purchase and Sale ...................................................................................................................... 12 2.2 Retained Assets ......................................................................................................................... 13 2.3 Assumption of Liabilities .......................................................................................................... 13 2.4 Retained Liabilities .................................................................................................................... 14 2.5 Purchase Price ........................................................................................................................... 14 2.6 Estimated Closing Statement ..................................................................................................... 15 2.7 Purchase Price Adjustment ........................................................................................................ 15 2.8 Allocation of Purchase Price ..................................................................................................... 17 2.9 Unassignable Rights .................................................................................................................. 17 2.10 Tax Matters ................................................................................................................................ 18 ARTICLE 3. EMPLOYMENT ................................................................................................................... 19 3.1 Employees ................................................................................................................................. 19 ARTICLE 4. Royalty .................................................................................................................................. 20 4.1 Royalty ...................................................................................................................................... 20 ARTICLE 5. REPRESENTATIONS AND WARRANTIES ..................................................................... 21 5.1 Representations and Warranties of the Guarantors ................................................................... 21 5.2 Representations and Warranties of the Vendor ......................................................................... 22 5.3 Representations and Warranties of the Purchaser ..................................................................... 32 ARTICLE 6. COVENANTS ...................................................................................................................... 33 6.1 Covenants of the Vendor ........................................................................................................... 33 6.2 Mutual Covenants ...................................................................................................................... 34 6.3 Information During Interim Period ............................................................................................ 35 6.4 Exclusivity ................................................................................................................................. 35 6.5 Tax Records ............................................................................................................................... 35 6.6 Name Change or Dissolution Covenant .................................................................................... 36 6.7 Amounts Received ..................................................................................................................... 36 6.8 Restrictive Covenants of the Vendor and the Guarantors ......................................................... 36 ARTICLE 7. CONDITIONS TO CLOSING .............................................................................................. 38 7.1 Conditions for the Benefit of the Purchaser .............................................................................. 38

2 7.2 Conditions for the Benefit of the Vendor .................................................................................. 39 ARTICLE 8. CLOSING ............................................................................................................................. 39 8.1 Place of Closing ......................................................................................................................... 39 8.2 Deliveries by the Vendor at Closing .......................................................................................... 39 8.3 Deliveries by Purchaser at Closing ............................................................................................ 40 ARTICLE 9. INDEMNITIES ..................................................................................................................... 41 9.1 Survival...................................................................................................................................... 41 9.2 Indemnification .......................................................................................................................... 41 9.3 Claims by Third Parties ............................................................................................................. 42 9.4 Right to Set-Off and Release of Holdback ................................................................................ 43 9.5 Exclusive Remedy ..................................................................................................................... 44 9.6 Tax Treatment ........................................................................................................................... 44 9.7 Reductions and Subrogation ...................................................................................................... 44 9.8 Limitations ................................................................................................................................. 44 ARTICLE 10. TERMINATION ................................................................................................................. 45 10.1 Termination ............................................................................................................................... 45 10.2 Effect of Termination ................................................................................................................ 45 ARTICLE 11. MISCELLANEOUS ........................................................................................................... 46 11.1 Notices ....................................................................................................................................... 46 11.2 Address for Service ................................................................................................................... 46 11.3 Retention of Records and Confidential Information ................................................................. 47 11.4 Privacy ....................................................................................................................................... 47 11.5 Guarantee of the Guarantors ...................................................................................................... 48 11.6 Further Assurances .................................................................................................................... 48 11.7 Time of the Essence ................................................................................................................... 48 11.8 Public Announcements .............................................................................................................. 48 11.9 Amendments and Waiver .......................................................................................................... 49 11.10 Entire Agreement ....................................................................................................................... 49 11.11 Applicable Law ......................................................................................................................... 49 11.12 Severability ................................................................................................................................ 49 11.13 Third Party Beneficiaries ........................................................................................................... 49 11.14 Execution in Counterpart ........................................................................................................... 50 11.15 Benefit of the Agreement .......................................................................................................... 50 11.16 Assignment ................................................................................................................................ 50 11.17 Costs .......................................................................................................................................... 50 11.18 No Partnership ........................................................................................................................... 50 11.19 Independent Legal Advice ......................................................................................................... 50

ASSET PURCHASE AGREEMENT THIS ASSET PURCHASE AGREEMENT made as of the 12th day of June, 2019 AMONG: PROFIRE COMBUSTION, INC., a corporation formed under the laws of Alberta, Canada (the “Purchaser”) - and - MILLSTREAM ENERGY PRODUCTS LTD., a corporation formed under the laws of the Province of British Columbia (the “Vendor”) - and - LUNDSTROM HOLDINGS LTD., a corporation formed under the laws of the Province of Alberta (“Holdings”) - and - ROB LUNDSTROM, an individual resident in the Province of Alberta (“Rob” and, together with Holdings, the “Guarantors”) RECITALS: A. The Vendor carries on the Business (as defined herein). B. Holdings is the sole registered and beneficial shareholder of the Vendor and, by virtue thereof, will receive a substantial economic benefit from the consummation of the transactions contemplated hereby. C. Rob and Reana Lundstrom are the sole registered and beneficial shareholders of Holdings and, by virtue thereof, will each receive a substantial economic benefit from the consummation of the transactions contemplated hereby. D. All of the assets and rights used in the conduct, operation or maintenance of, or otherwise relating to, the Business are legally and beneficially owned exclusively by the Vendor or are leased by the Vendor under existing leases, all as more particularly set out in this Agreement. E. The Vendor wishes to sell, and the Purchaser wishes to purchase, the Purchased Assets (as defined herein) and assume the Assumed Liabilities (as defined herein) associated therewith upon the terms and subject to the conditions set out in this Agreement.

2 NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties covenant and agree as follows: ARTICLE 1. DEFINITIONS 1.1 Definitions In this Agreement, including the preamble and the recitals hereto, unless the context otherwise requires, or unless defined elsewhere in this Agreement: (a) “Accounting Firm” has the meaning ascribed thereto in Section 2.7(f); (b) “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, including, in the case of any natural person, any members of such natural person’s immediate family and any trust maintained for the benefit of such natural person or such natural person’s immediate family. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. (c) “Agreement” means this asset purchase agreement, including all Schedules, as such agreement may be amended or supplemented from time to time, and references to “Article, “Section” or “Schedule” mean the specified Article, Section or Schedule of this Agreement; (d) “Assumed Contracts” means all Contracts relating to the Business other than those listed in Schedule 2.2(b), and including for avoidance of doubt the Production Contracts; (e) “Assumed Liabilities” has the meaning ascribed thereto in Section 2.3; (f) “Balance Sheet” means the balance sheet of the Vendor relating to the Business as at December 31, 2018, forming part of the Financial Statements; (g) “Books and Records” means, collectively, all books and records of the Vendor or relating to the Business or any of the Purchased Assets, including financial, corporate, operation and sales books, employee files, records, books of account, sales and purchase records, lists of present and former suppliers, customers and any others having business dealings with the Vendor, clients, sales leads, distributors, mailing lists, formulae, business reports, plans and projections, operating materials, engineering standards and specifications, and all other documents, files, records, correspondence, and other data and information, financial or otherwise, including all data and information stored on computer-related or other electronic media maintained with respect to the Business or any of the Purchased Assets; (h) “Business” means the business operations as maintained, operated and conducted as of the date hereof and during the Interim Period by the Vendor, including the design, manufacture and sale of burners and combustion equipment to be used in various applications throughout the oil and gas industry;

3 (i) “Business Day” means a day, other than a Saturday, Sunday or statutory holiday in the province of British Columbia or the State of Utah and also excludes any day when banks are not generally open for the transaction of commercial banking business in Vancouver, British Columbia or Lindon, Utah during normal banking hours; (j) “Claims” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, Orders, charges, indictments, prosecutions or other similar processes; (k) “Closing” means the completion of the transactions contemplated herein; (l) “Closing Date” means the later of (i) June 14, 2019 and (ii) the fifth Business Day following the date on which the conditions in ARTICLE 7 have been satisfied or waived (other than those conditions that by their terms are satisfied at Closing), or such other date agreed to in writing by the Parties; (m) “Closing Indebtedness” means the Indebtedness of the Vendor as of the Closing Time under the credit line provided by Royal Bank of Canada in the amount set forth in the Payoff Letter; (n) “Closing Statement” has the meaning ascribed thereto in Section 2.7(a); (o) “Closing Time” means 12:01 a.m. (Edmonton time) on the Closing Date, or such other time as may be agreed upon by the Parties in writing; (p) “Closing Working Capital” means an amount (which may be positive or negative) equal to the difference of (1) the Current Assets minus (2) the Current Liabilities as of the Closing Time. (q) “Confidential Information” means all trade secrets, know-how and other confidential or proprietary information and data of or relating to the Vendor or the Business (whether or not expressly identified as confidential or proprietary), including: (1) the Vendor’s business information and materials, including financial information, business plans, business proposals, contract terms and conditions, pricing and bidding methodologies and data, sales data, current client lists, supplier lists, business partner lists, and similar information; (2) information and materials relating to the Transferred Employees; (3) information and materials relating to future plans, including marketing strategies, new materials research, pending projects and proposals, proprietary production processes, research and development strategies, and similar items; (4) the Vendor’s technical information and materials, including engineering drawings, CAD files, computer programs, software, databases, methods, know-how, formulae, compositions, technological data, technological prototypes, processes, discoveries, machines, inventions, and similar items; and (5) any information or material that gives the Vendor an advantage with respect to its competitors by virtue of not being known by those competitors. (r) “Contract” means each and every promissory note, contract, indenture, license, lease, deed, agreement, obligation, promise, undertaking, understanding, option, instrument, arrangement, document, entitlement, engagement or any other binding commitment, whether written or oral, to which, prior to the Closing Date, the Vendor is a party or by which the Vendor is bound or under which the Vendor has, or will have, any right, benefit or Liability, or any contingent right, benefit or Liability (in each case, whether written or oral, express or implied) relating to the Business or any of the Purchased Assets; (s) “Current Assets” means all accounts receivable and Inventory of the Vendor in each case calculated in accordance with GAAP and only as and to the extent substantially similar in nature to the line items reflected as “accounts receivable” and “inventory”, respectively, in the

4 Financial Statements; (t) “Current Liabilities” means the accounts payable of the Vendor, calculated in accordance with GAAP and only as and to the extent substantially similar in nature to the line items reflected as “accounts payable” in the Financial Statements, but for avoidance of doubt does not include any Closing Indebtedness to the extent expressly set forth in the Payoff Letter; (u) “Disputed Item” has the meaning ascribed thereto in Section 2.7(d); (v) “Employee Plan” means any employee benefit plan, program or arrangement sponsored, maintained or contributed to by the Vendor for the benefit of the Employees, including any pension plan (whether defined benefit, defined contribution, funded or unfunded), supplemental pension plan, deferred compensation plan, retirement income or group registered retirement savings plan, retirement compensation arrangement, stock option, stock appreciation rights, phantom stock or stock purchase plan, profit sharing plan, bonus plan or policy, commission or other incentive compensation plan, change of control agreement, retention bonus plan or agreement, severance or termination pay arrangement, employee life or other group insurance plan, savings plan, employee loan, indemnity, education or hospitalization plan, medical or dental plan, long-term or short-term disability plan or any other employee benefit plan, program, policy or practice, whether formal or informal; (w) “Employees” means all individuals who are employees of the Vendor in connection with the Business, including those employees on disability leave, parental leave or any other leave of absence; (x) “Employment Offers” has the meaning ascribed thereto in Section 3.1(a); (y) “Encumbrance” means any encumbrance, mortgage, hypothec, pledge, assignment, charge, lien, restriction, easement, right of occupation, security interest or other third party interest and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing; (z) “Environmental Approvals” means all permits, certificates, licences, authorizations, consents, registrations, or approvals issued or required by Governmental Authorities pursuant to Environmental Laws with respect to the operation of the Business or related to any of the Purchased Assets; (aa) “Environmental Laws” means all Laws and agreements with any Governmental Authority and all other statutory requirements relating to public health and safety, noise control, pollution or the protection of the environment or to the use, storage, generation, handling, manufacturing, processing, labeling, advertising, sale, display, treatment, disposal, recycling, reuse, transportation, Release, threatened Release or remediation of Hazardous Substances, including civil responsibility for acts or omissions with respect to the environment, and all authorizations issued pursuant to such Law, agreements or other statutory requirements; (bb) “Equipment” means all machinery, equipment, fixtures, accessories, supplies, tools, furniture, personal computers, computer hardware, office equipment, office supplies, personal property and other tangible property owned or leased by the Vendor and used in, held for use in or relating to the conduct or operation of the Business;

5 (cc) “Equipment Leases” means all equipment leases, conditional sales contracts, capital leases, title retention agreements and other similar agreements relating to Equipment to which the Vendor is a party and which is used by the Vendor in the Business; (dd) “Estimated Closing Statement” has the meaning ascribed thereto in Section 2.6; (ee) “Estimated Closing Working Capital” has the meaning ascribed thereto in Section 2.6; (ff) “ETA” means the Excise Tax Act (Canada); (gg) “Excluded Taxes” means (1) all Taxes owed by the Vendor or any of its Affiliates for any period; (2) all Taxes relating to the Business, the Purchased Assets, the Assumed Liabilities or the Transferred Employees for any Pre-Closing Period and for the period of any Straddle Period ending immediately prior to the Closing Date; (3) all Taxes imposed on or payable by the Vendor or for which the Vendor otherwise may be liable (a) pursuant to any Contract for any Pre-Closing Period, (b) by reason of a Tax sharing, indemnity or similar Contract entered into by the Vendor or any of its past or present Affiliates prior to the Closing Time, or (c) by reason of transferee or successor liability arising in respect of a transaction undertaken by the Vendor (or any of its present or past Affiliates) prior to the Closing Time; (4) all Taxes imposed on any Purchaser Indemnified Party as a result of a breach by the Vendor of any representation or warranty set forth in Section 5.2(z) or breach by the Vendor of any covenant set forth herein relating to Taxes; and (5) all Liabilities apportioned to the Vendor under Section 2.10(a); (hh) “Final Closing Working Capital” means (1) if the Vendor does not duly and timely deliver a Notice of Disagreement with respect to the Closing Statement pursuant to Section 2.7(d) or if the Vendor delivers a notice of acceptance with respect thereto, the Closing Working Capital as set forth in the Closing Statement; or (2) if the Vendor duly and timely delivers a Notice of Disagreement, the Closing Working Capital (a) as agreed to in writing by the Purchaser and the Vendor pursuant to Section 2.7(e) or (b) in the absence of such agreement, as finally determined by the Accounting Firm pursuant to Section 2.7(f). (ii) “Final Royalty Revenue” means, in respect of a Royalty Period, (1) if the Vendor does not duly and timely deliver a Notice of Disagreement with respect to a Royalty Statement pursuant to Section 4.1(b), or if the Vendor delivers a notice of acceptance with respect thereto, the Royalty Revenue in respect of such Royalty Period as set forth in such Royalty Statement; or (2) if the Vendor duly and timely delivers a Notice of Disagreement with respect to a Royalty Statement, the Royalty Revenue in respect of such Royalty Period (a) as agreed to in writing by the Purchaser and the Vendor, or (b) in the absence of such agreement, as finally determined by the Accounting Firm pursuant to Section 4.1. (jj) “Financial Statements” means, collectively, (a) the Balance Sheet, (b) the review engagement comparative balance sheet, statement of income, statement of retained earnings and statement of cash flows of the Vendor as at and for the fiscal year ended December 31, 2018, together with the notes thereto. (kk) “Fundamental Representations” means the representations and warranties of the Guarantors in Section 5.1 and the representations and warranties of the Vendor in Sections 5.2(a), 5.2(b), 5.2(c), 5.2(d), 5.2(e), 5.2(h) and 5.2(ee); (ll) “GAAP” has the meaning ascribed thereto in Section 1.4;

6 (mm) “Governmental Authority” means any: (i) national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, officials, ministers, Crown corporations, central bank, court, tribunal or dispute settlement panel, arbitral body, commission, board, bureau or agency, domestic or foreign; (ii) subdivision, agency, commission, board or authority of any of the foregoing; or (iii) quasi- governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; (nn) “Guarantors” has the meaning ascribed thereto in the Recitals; (oo) “GST” means all Taxes payable under Part IX of the ETA or under any provincial legislation similar to the ETA, and any reference to a specific provision of the ETA shall refer to any successor provision thereto of like or similar effect; (pp) “Hazardous Substance” means any element, waste or other substance, whether natural or artificial and whether consisting of gas, liquid, solid or vapour that is prohibited, listed, defined, judicially interpreted, designated or classified as dangerous, hazardous, radioactive, explosive or toxic or a pollutant or a contaminant under or pursuant to any applicable Environmental Laws, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials or any substance which is deemed under Environmental Laws to be deleterious to natural resources or public health and safety; (qq) “Holdback Amount” means an amount equal to $330,000; (rr) “Holdings” has the meaning ascribed thereto in the Recitals; (ss) “Indebtedness” of any Person means and includes (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) amounts owing as deferred purchase price for property or services, including all seller notes and “earn-out” payments, (c) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or financial debt security, (d) commitments or obligations by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (e) indebtedness secured by an Encumbrance on assets or properties of such Person, (f) obligations or commitments to repay deposits or other amounts advanced by and owing to third Persons, (g) obligations under any interest rate, currency or other hedging agreement, (h) obligations or commitments under capitalized leases (capital portion), (i) any change of control payments or prepayment premiums, penalties, charges or equivalents thereof with respect to any indebtedness, obligation, or liability of the type described in clauses (a) through (i) above, or (j) guarantees or other contingent liabilities (including so called take-or-pay or keep-well agreements) with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (a) through (i) above. Notwithstanding the foregoing, Indebtedness with respect to the Vendor shall not include any Current Liabilities to the extent (and only to the extent) specifically included in the calculation of Final Closing Working Capital. (tt) “Insurance Policies” has the meaning ascribed thereto in Section 5.2(gg); (uu) “Intellectual Property” means the intellectual property (whether foreign or domestic, registered or unregistered) used in the operation, conduct or maintenance of the Business, as it is currently being, and has been, operated, conducted or maintained, including: (i) all inventions, patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof; (ii) all trademarks,

7 trade-names, corporate names, domain names and all goodwill associated therewith; (iii) all copyrightable works, copyrights and industrial designs; (iv) all confidential information, including all lists of present and former suppliers, customers and any others having business dealings with, the Business and the mailing lists, trade secrets, processes, procedures, know-how, methods, data, compilations, databases and the information contained therein of the Vendor; together with (A) all copies and tangible embodiments of the foregoing, in whatever form or medium (including all computer software and related documentation), (B) all improvements, modifications, translations, adaptations, refinements, derivations and combinations thereof, (C) all applications, registrations and renewals in connection therewith and (D) all Intellectual Property Rights related thereto; (vv) “Intellectual Property Rights” means any right or protection existing from time to time in a specific jurisdiction, whether registered or not, under any patent law or other invention or discovery law, copyright law, performance or moral rights law, trade-secret law, confidential information law, integrated circuit topography law, semi-conductor chip protection law, trade-mark law, industrial design law, unfair competition law or other similar Laws and includes legislation by competent Governmental Authority and judicial decisions under common law or equity; (ww) “Inventory” means all inventories of the Business owned by the Vendor and used in carrying on the Business, including all finished goods, goods in transit, work in process, samples, packaging materials, raw materials, containers, production and shipping supplies and all other materials and supplies on hand to be used or consumed in the Business; (xx) “Interim Period” has the meaning ascribed thereto in Section 6.1; (yy) “IT Systems” means the computer systems (including computers, servers, workstations, routers, hubs, switches, circuits, networks and data communication lines), information technology systems, telecommunication systems and data processing systems that are owned by or leased or licensed to the Vendor and used in the conduct of the Business. (zz) “Knowledge of the Vendor” means the knowledge of Rob and/or Foster Anderson after reasonable inquiry; (aaa) “Laws” means all applicable laws, by-laws, statutes, rules, regulations, Orders, ordinances, awards, rulings, determinations, decrees, codes, policies, instruments, notices, directions, injunctions, judgments (including judicial decisions under common law or equity) and any other requirements of any Governmental Authority having the force of law; (bbb) “Leased Real Property” means the real property subject to the Leases and all structures, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate thereon, therein, thereunder or forming a part thereof; (ccc) “Leases” means all leases, subleases, tenancy agreements, rights of occupation or occupancy agreements to which the Vendor is a party, as tenant, in respect of real property from which the Vendor (directly or indirectly) operates, conducts or maintains the Business and including, for avoidance of doubt (i) the lease dated November 30, 2018 between the Vendor and Porter Warehousing and Distributing Inc. in respect of the warehouse located at 15703 - 114th Avenue NW, Edmonton, AB T5M 2Z3, (ii) the Merchandise Warehousemen Agreement dated September 19, 2018 between the Vendor and Bradford Global Logistics, Ltd. in respect of the warehouse located in Houston, Texas and (iii) the oral month-to-month lease in respect of the storage yard in Stetler, Alberta;

8 (ddd) “Liability” means, with respect to any Person, any liability, debt, duty, undertaking or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person; (eee) “Losses” means, in respect of a Person and in relation to a matter, all losses, costs, debts, expenses, diminution of value and damages (including all penalties, fines and interest thereon), contingent or otherwise, liquidated or unliquidated which such Person suffers, sustains, pays or incurs in connection with such matter, whether or not a Claim has been made, an Order issued or a judgment obtained, and includes Taxes (other than refundable Taxes), costs and disbursements of legal counsel and other experts and consultants and reasonable costs arising from such matter; (fff) “Marketing Materials” means all marketing, advertising, sales support, sales collateral, and promotional materials and productions, sales and marketing files (whether in print or electronic format) including all past and present promotion copy and promotion copy data bases, web images, web copy, and advertising and direct marketing materials of the Vendor used in carrying on the Business; (ggg) “Material Adverse Change” means any change, event, development, occurrence, circumstance or state of facts that, individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the business, operations, earnings, condition (financial or otherwise), property, assets (including the Purchased Assets) or Liabilities (contingent or otherwise) of the Business taken as a whole, other than any change, effect, event, development, occurrence, circumstance or state of facts arising directly from any action required by this Agreement or the Transaction Documents; (hhh) “Material Contracts” means those Assumed Contracts as described in Section 5.2(t); (iii) “Notice of Disagreement” has the meaning ascribed thereto in Section 2.7(d); (jjj) “Orders” means orders, injunctions, judgments, administrative complaints, decrees, rulings, awards, assessments, directions, instructions, penalties or sanctions issued, filed or imposed by any Governmental Authority or arbitrator and includes remedial orders; (kkk) “Ordinary Course of Business” means the ordinary course of business consistent with prior custom and practice of the entity to whom such term relates (including with respect to quantity, frequency, terms, values, risks and obligations); (lll) “Parties” means the parties to this Agreement and their respective heirs, executors, legal representatives, successors and permitted assigns and “Party” means any one of them; (mmm) “Payoff Letter” means a payoff letter, in form and substance reasonably satisfactory to the Purchaser, from Royal Bank of Canada in respect of the Closing Indebtedness; (nnn) “Permitted Encumbrances” means (a) Encumbrances for current Taxes, assessments, charges or levies not yet due and payable and securing only Assumed Liabilities, and (b) the Encumbrances identified in Schedule 5.2(ee);

9 (ooo) “Person” includes an individual, partnership, limited partnership, firm, joint venture, venture capital fund, limited liability company, unlimited liability company, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, Governmental Authority, agency or instrumentality, unincorporated organization or association syndicate or other entity, whether or not having legal status; (ppp) “Pre-Closing Period” means any taxation period ending on or before the Closing. (qqq) “Production Contracts” means the Contracts between the Vendor and certain entities in China relating to the production or manufacturing of the Vendor’s products; (rrr) “Purchase Price” has the meaning ascribed to it in Section 2.5; (sss) “Purchased Assets” has the meaning ascribed thereto in Section 2.1; (ttt) “Purchaser” has the meaning ascribed thereto in the Preamble; (uuu) “Purchaser Indemnified Party” has the meaning ascribed thereto in Section 9.2(a); (vvv) “Regulatory Authorizations” means, collectively, all licences, permits, registrations, certificates, consents, Orders and similar rights and privileges in respect of, or required in connection with, the Purchased Assets and/or the carrying on of the Business, including the Environmental Approvals; (www) “Release” has the meaning prescribed in any Environmental Law and includes any sudden, intermittent or gradual release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction of a Hazardous Substance into the environment; (xxx) “Release Date” has the meaning ascribed thereto in Section 9.4(b); (yyy) “Remedial Order” means any Order issued, filed or imposed by any Governmental Authority pursuant to any Environmental Laws and includes, without limitation, any order requiring remediation or clean-up of any Hazardous Substance, or requiring that any Release or any other activity be reduced, modified or eliminated; (zzz) “Restricted Rights” has the meaning ascribed thereto in Section 2.9(a); (aaaa) “Retained Assets” has the meaning ascribed thereto in Section 2.2; (bbbb) “Retained Liabilities” has the meaning ascribed thereto in Section 2.4; (cccc) “Rob” has the meaning ascribed thereto in the Recitals; (dddd) “Royalty Margin” means the percentage obtained by dividing (i) the total Royalty Revenue in respect of a Royalty Period by (ii) the total expenses, calculated in accordance with GAAP, directly attributable to the sale of Royalty Products during the same Royalty Period; (eeee) “Royalty Payment” has the ascribed thereto in Section 4.1(c); (ffff) “Royalty Percentage” means 4.5%, as adjusted pursuant to Section 4.1(d);

10 (gggg) “Royalty Period” means each of the five successive annual periods following the Closing Date; (hhhh) “Royalty Products” means the products listed on Schedule 4.1 as designed on the Closing Date; (iiii) “Royalty Revenue” means the revenue, calculated in accordance with GAAP, directly attributable to the sale of Royalty Products during a Royalty Period; (jjjj) “Royalty Statement” has the meaning ascribed thereto in Section 4.1(a); (kkkk) “Straddle Period” means a taxation year or fiscal period that includes but does not begin or end on the Closing Date. (llll) “Successor Taxes” means any liability for Taxes required by law to be paid as an assessed liability by the Vendor which, as a result of the transfers herein, become a liability for Taxes of the Purchaser, except as provided in Section 2.10(a); (mmmm) “Target Working Capital” means $1,950,000; (nnnn) “Tax Act” means the Income Tax Act (Canada); (oooo) “Tax Records” has the meaning ascribed thereto in Section 2.2(a); (pppp) “Tax Returns” includes all returns, reports, notices, forms, declarations, elections, filings, information returns and statements (including any amendments, schedules, attachments, supplements, appendices and exhibits thereto) required to be filed with any Governmental Authority in respect of Taxes, whether in tangible, electronic or other form; (qqqq) “Taxes” means: (1) all foreign, federal, commonwealth, state, provincial and local taxes, charges, fees, duties, premiums or assessments of any nature whatsoever, including all income, profits, franchise, gross receipts, net receipts, customs duties, capital stock, recording, stamp, document, transfer, severance, payroll, employment, unemployment, social security, disability, sales, goods and services, harmonized sales, use, real property, personal property, withholding, excise, value-added, ad valorem, occupancy, insurance premium, surplus lines insurance and other taxes in each case imposed by any Governmental Authority; and (2) all interest, penalties, fines and additional amounts imposed by any Governmental Authority with respect to such amounts; (rrrr) “Territory” has the meaning attributed to that term in Section 6.8(a); (ssss) “Third Party” has the meaning ascribed thereto in Section 2.9(a); (tttt) “Third Party Claim” has the meaning ascribed thereto in Section 9.3(a); (uuuu) “Transaction Documents” means this Agreement together with the Transitional Services Agreement and the Royalty Agreement; (vvvv) “Transferred Employees” has the meaning ascribed thereto in Section 3.1(d); (wwww) “Transferred Information” means the personal information (namely, information about an identifiable individual other than his or her business contact information when used or disclosed for the purpose of contacting such individual in that individual’s capacity as a representative of an organization and for no other purpose) to be disclosed or conveyed to the Purchaser or any of

11 its representatives or agents by or on behalf of the Vendor as a result of or in conjunction with the transactions contemplated herein, and includes all such personal information disclosed to the Purchaser prior to the execution of this Agreement; (xxxx) “Transitional Services Agreement” means the transitional services agreement between the Vendor and the Purchaser in the form attached hereto as Exhibit A; (yyyy) “Unassignable Contracts” has the meaning ascribed thereto in Section 2.9(a); (zzzz) “Unresolved Item” has the meaning ascribed thereto in Section 2.7(f); (aaaaa) “Vendor” has the meaning ascribed thereto in the Preamble to this Agreement; 1.2 Certain Rules of Interpretation In this Agreement and the Schedules hereto: (a) Currency - unless otherwise specified, all references to money amounts are to Canadian currency; (b) Headings - the division of this Agreement into Articles and Sections and the insertion of descriptive headings is solely for convenience of reference, the descriptive headings are not intended as complete or accurate descriptions of the content of such Articles or Sections and neither the division of this Agreement into Articles and Sections nor the insertion of descriptive headings shall affect the construction or interpretation of this Agreement; (c) Singular, Gender, Herein, etc. - the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such Person or Persons or circumstances as the context otherwise permits, and “hereby”, “hereof’, “herein”, “hereunder”, “herewith”, “hereto” and similar terms refer to this Agreement and not to any particular provision of this Agreement; (d) Inclusive Terminology - whenever used in this Agreement, the words “includes” and “including” and similar terms of inclusion will not, unless expressly modified by the words “only” or “solely”, be construed as terms of limitation, but rather will mean “includes but is not limited to” and “including but not limited to”, so that references to included matters will be regarded as illustrative without being either characterizing or exhaustive; (e) Consent - whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent; (f) Calculation of Time - unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day; and (g) Interpretation Not Affected By Drafting Party - the Parties acknowledge and agree that their respective legal counsel have reviewed and participated in settling the terms of this Agreement and that any rule of construction or interpretation to the effect that any ambiguity is to be resolved against the drafting Party shall not be applicable in the interpretation of this Agreement.

12 1.3 Statutory References A reference in this Agreement to a statute shall be a reference to the statute and the regulations promulgated thereunder, as amended or superseded from time to time, either before or after the date hereof, unless otherwise stated or the context otherwise requires. 1.4 Accounting Principles All references to “GAAP” shall mean the applicable Canadian Accounting Standards for Private Enterprises, which are in effect from time to time, consistently applied in accordance with applicable accounting practices of the particular entity. ARTICLE 2. PURCHASE AND SALE 2.1 Purchase and Sale On the terms and subject to fulfillment of the conditions set out herein, at the Closing, the Vendor hereby agrees to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser agrees to purchase from the Vendor, all of the Vendor’s right, title and interest in and to all of the assets, property (intangible and tangible) and rights of every kind and description used (or held for use) in connection with, relating to or necessary for the operation of the Business (the “Purchased Assets”), which shall include the following: (a) the Current Assets; (b) all Intellectual Property and Intellectual Property Rights of the Vendor used in, held for use in or relating to the conduct or operation of the Business; (c) all Confidential Information; (d) the Equipment, including for avoidance of doubt a 50% interest in a Flame Arrestor Cell Machine and jigs and molds for quality control and assembly in factories in China under the same terms and conditions as currently held by the Vendor; (e) all rights of the Vendor under the Assumed Contracts (including the Leases and Equipment Leases) and including, for avoidance of doubt, under all Assumed Contracts that are oral contracts with manufacturer’s of the Vendor’s products in China; (f) all Marketing Materials; (g) the personal property under the control of each of Foster Anderson, Bridget Pilon and MJ Aseltine; (h) the Books and Records, other than those books and records described in Section 2.2(c); (i) all rights, claims, counterclaims, credits, causes of action or rights of set-off of the Vendor against third parties to the extent arising out of or relating to the Purchased Assets or the Assumed Liabilities; (j) all telephone numbers, facsimile numbers, directory listings, e-mail addresses and other communication identifiers owned by the Vendor that are used in, held for use in or relating to the conduct or operation of the Business; and

13 (k) all goodwill and going concern value of the Vendor arising out of or relating to the Business, together with the exclusive right of the Purchaser or any of its Affiliates to represent itself as carrying on the Business in continuation of and in succession to the Vendor. For avoidance of doubt, the Purchased Assets shall not include any of the Retained Assets, as described in Section 2.2. 2.2 Retained Assets The Purchased Assets shall not include the following assets, property and rights (collectively, the “Retained Assets”): (a) rights to refunds of Taxes paid by the Vendor, whether paid directly by the Vendor or indirectly by a third party on the Vendor’s behalf, regardless of whether such rights have arisen or hereafter arise, all of the Tax assets of the Vendor, including any loss carry forwards, Tax credits, Tax refunds receivable, Tax Returns and working papers, information, files, correspondence, records, data, plans, reports and recorded knowledge related to Taxes (collectively, the “Tax Records”); (b) those Contracts listed in Schedule 2.2(b); (c) cash held by the Vendor; (d) the personal property not under the control of any of Foster Anderson, Bridget Pilon and MJ Aseltine; (e) the Employee Plans and the Insurance Policies; (f) the bank accounts of the Vendor; (g) those books and records of the Vendor which are required by Law to be retained by the Vendor (including the minute books and corporate records of the Vendor); (h) any Contract that imposes a Liability on the Business that (a) is not disclosed to the Purchaser in Schedule 5.2(t) and (b) of which the Vendor has been notified by the Purchaser, within 30 days of discovery of such Contract by the Purchaser that such Contract is not a Purchased Asset; and (i) the Vendor’s rights under or pursuant to this Agreement and each other agreement, document or instrument executed and delivered by the Vendor in connection with the consummation of the transactions contemplated by this Agreement. 2.3 Assumption of Liabilities At the Closing, the Purchaser shall assume, and be solely and exclusively liable for, and shall pay and perform and discharge when due, the following Liabilities of the Vendor (collectively, the “Assumed Liabilities”): (a) subject to ARTICLE 3, all Liabilities relating to the Transferred Employees arising from events occurring on or after, but not prior to, the Closing Date; (b) the Current Liabilities, in each case to the extent expressly included in the calculation of the Closing Working Capital;

14 (c) all Liabilities of the Vendor under the Assumed Contracts (including under the Leases and the Equipment Leases) accruing after the Closing Date. Notwithstanding the foregoing, in no event shall the Purchaser be obligated to assume, perform or otherwise discharge the Liabilities of the Vendor to the Purchaser under this Agreement. Furthermore, the Purchaser’s assumption of the Assumed Liabilities shall in no way be deemed a waiver or release by the Purchaser of any rights, at law or in equity, which the Purchaser may have against the Vendor as a result of any Claim arising out of the breach by the Vendor of any representation, warranty or covenant of the Vendor under this Agreement. 2.4 Retained Liabilities Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not assume, and shall be deemed not to have assumed, any Liabilities of the Vendor (collectively, the “Retained Liabilities”) other than the Assumed Liabilities. The Retained Liabilities shall include, but not be limited to, those set out below: (a) all Liabilities and Encumbrances, whether past, present or future, arising prior to, on or after the Closing Time, relating to, under or in respect of the Retained Assets, including in particular all Liabilities arising out of any Contract listed in Schedule 2.2(b); (b) all Excluded Taxes; (c) any Liability relating to or arising out of any Assumed Contract unless set forth in Section 2.3(c); (d) all Liabilities, whether past, present or future, arising prior to, on or after the Closing Time, relating to or in respect of any current or former Employee that is not a Transferred Employee; (e) with respect to Transferred Employees, (i) any liabilities providing for the payment of salary, bonuses, commissions or benefits relating to the period prior to the Closing Date, and (ii) any liabilities arising out of workers’ compensation or benefits claims relating to the period prior to the Closing Date duly filed prior to, on or following the Closing Date by or on behalf of any Transferred Employee; (f) all Liabilities, whether past, present or future, arising prior to, on or after the Closing Time, relating to, under or in respect of all Claims against the Vendor set out or required to be set out in Schedule 5.2(y); (g) all Liabilities arising from the sale of goods and services before the Closing pursuant to product warranties, product returns, recalls and rebates; and (h) all Indebtedness of the Vendor. 2.5 Purchase Price (a) The consideration payable by the Purchaser to the Vendor for the sale of the Purchased Assets (the “Purchase Price”) by the Vendor to the Purchaser shall be the aggregate amount of $3,300,000 (the “Preliminary Purchase Price”), subject to adjustment as provided in Section 2.7. (b) On the Closing Date, the Purchaser shall pay to the Vendor an amount (the “Closing Payment”) equal to (i) the Preliminary Purchase Price minus (ii) the amount, if any, by which the Estimated

15 Closing Working Capital is less than the Target Working Capital, plus (iii) the amount, if any, by which the Estimated Closing Working Capital exceeds the Target Working Capital minus (iv) the Holdback Amount, minus (v) the Closing Indebtedness. (c) On the Closing Date, the Purchaser shall pay on behalf of the Company the Closing Indebtedness to the Royal Bank of Canada in the amount and in accordance with the instructions set forth in the Payoff Letter. 2.6 Estimated Closing Statement Not less than three Business Days and not more than five Business Days prior to the Closing Date, the Vendor will prepare and deliver to the Purchaser a statement (the “Estimated Closing Statement”) that sets forth a reasonably detailed calculation of the Vendor’s good faith estimate of the Closing Working Capital (the “Estimated Closing Working Capital”). The Vendor will prepare the Estimated Closing Statement in good faith and in a manner consistent with the Financial Statements. If the Purchaser, acting reasonably and in good faith, disagrees with the Estimated Closing Statement, the Purchaser will provide comments and reasons as to the disagreement and the Vendor will consider such comments and reasons and to the extent appropriate make revisions to the Estimated Closing Statement. The Estimated Closing Statement will also attach the Payoff Letter. 2.7 Purchase Price Adjustment (a) Within 90 days after the Closing Date, the Purchaser (with the assistance of the Vendor to the extent reasonably requested by the Purchaser) will cause to be prepared and delivered to the Vendor a statement (the “Closing Statement”) setting forth in reasonable detail the Purchaser’s good faith calculations of the Closing Working Capital. The Closing Statement will be prepared in accordance with GAAP. (b) As promptly as practicable (and in no event later than five Business Days) after the date of determination of the Final Closing Working Capital, the Preliminary Purchase Price shall be adjusted as follows: (i) If the Final Closing Working Capital exceeds the Estimated Closing Working Capital (the amount of such excess, the “Working Capital Excess”), then the Preliminary Purchase Price shall be increased correspondingly and, subject to the Purchaser’s right of set-off for indemnification claims pursuant to Section 9.4(a), the Purchaser will pay or cause to be paid to the Vendor, by wire transfer of immediately available funds, an amount equal to the Working Capital Excess. (ii) If the Final Closing Working Capital is less than the Estimated Closing Working Capital (the absolute value of such shortfall, the “Working Capital Shortfall”), then the Preliminary Purchase Price will be decreased correspondingly and (A) the Purchaser will retain from the Holdback Amount an amount equal to the Working Capital Shortfall, and (B) if the Working Capital Shortfall exceeds the Holdback Amount, then (1) the Purchaser will retain the entire Holdback Amount and (2) the Vendor will pay to the Purchaser, by wire transfer of immediately available funds to a bank account designated in writing by the Purchaser, an amount equal to the excess of the Working Capital Shortfall over the Holdback Amount. (c) Any amount paid pursuant to this Section 2.7 shall be treated as an adjustment to the Purchase Price for Tax purposes, except to the extent otherwise required by applicable Law.

16 (d) The Closing Statement delivered pursuant to Section 2.7(a) and the Purchaser’s calculations of the Closing Working Capital set forth therein shall be final, binding and conclusive on the Parties unless the Vendor, within 30 days following the receipt of the Closing Statement, delivers to the Purchaser a written notice of disagreement (a “Notice of Disagreement”) setting forth in reasonable detail (i) each specific item or amount in the Closing Statement as to which the Vendor disagrees in good faith (each, a “Disputed Item”), (ii) the basis for each Disputed Item (which shall be that either (A) a Disputed Item was not calculated in accordance with GAAP or the other terms of this Agreement, or (B) the Closing Statement contains a mathematical or clerical error) and reasonable supporting documentation therefor, and (iii) the Vendor’s alternative calculations of the Closing Working Capital. The Vendor shall be deemed to have agreed with all items and amounts set forth in the Closing Statement other than the Disputed Items set forth in any Notice of Disagreement with respect to the Closing Statement. (e) If the Vendor duly and timely delivers to the Purchaser a Notice of Disagreement with respect to the Closing Statement that complies with Section 2.7(d), the Purchaser and the Vendor shall, during the 30 day period following the Purchaser’s receipt of such Notice of Disagreement (the “Resolution Period”), negotiate in good faith and use commercially reasonable efforts to resolve promptly all of the Disputed Items set forth in such Notice of Disagreement. Any such Disputed Items that are resolved by a written agreement between the Purchaser and the Vendor during the Resolution Period shall be final, binding and conclusive on the Parties and shall become part of the calculations of the Closing Working Capital. (f) If, by the end of the Resolution Period, the Purchaser and the Vendor are unable to resolve all of the Disputed Items set forth in a Notice of Disagreement with respect to the Closing Statement, then as promptly as practicable and in no event later than ten days thereafter, they shall jointly engage and submit such unresolved Disputed Items (each, an “Unresolved Item”) for resolution to a nationally or regionally recognized independent accounting firm mutually acceptable to the Purchaser and the Vendor (the “Accounting Firm”). If the Purchaser and the Vendor are unable to agree on the engagement of the Accounting Firm within 15 days after the end of the Resolution Period, the Purchaser and the Vendor shall each select such an accounting firm and those two firms shall, within ten days after their selection, select a third nationally or regionally recognized independent accounting firm to serve as the Accounting Firm hereunder to resolve the Unresolved Items. The Purchaser and the Vendor shall (A) execute a reasonable engagement letter with the Accounting Firm, which letter will specifically require the Accounting Firm to review this Agreement and agree to comply with the terms of this Section 2.7(f), (B) submit to the Accounting Firm not later than 15 days after its engagement a written statement summarizing its position on the Unresolved Items, together with such supporting documentation as it deems necessary, and (C) not engage in any ex-parte communications with the Accounting Firm. In resolving the matters submitted to it, the Accounting Firm (A) shall act as an expert in accounting, and not as an arbitrator, to resolve only the Unresolved Items in a manner consistent with the terms of this Agreement; (B) shall base its decision solely on a single set of written submissions of the Purchaser and the Vendor and not conduct an independent review or audit; (C) shall not assign a dollar value to any Unresolved Item greater than the highest amount or less than the lowest amount claimed by the Purchaser or the Vendor, as applicable, in their written submissions to the Accounting Firm; and (D) shall deliver to the Purchaser and the Vendor its written decision setting forth its calculations of the Closing Working Capital as promptly as practicable (and in no event later than 30 days) after the submission of the Unresolved Items to the Accounting Firm. The Accounting Firm’s written decision shall be final, binding and conclusive on the Parties absent fraud or manifest error. The Closing Statement shall be revised as necessary to reflect the Accounting Firm’s written decision, and such decision may be entered as a judgment in any court of competent jurisdiction.

17 (g) The fees, costs and expenses of the Accounting Firm shall be allocated to and borne equally by the Purchaser, on the one hand, and the Vendor, on the other hand. (h) During the period from and after the Purchaser’s delivery of the Closing Statement through the final resolution of any matters contemplated by this Section 2.7, the Purchaser shall afford the Vendor, on a confidential basis, reasonable access during normal business hours to the books and records of the Business to the extent related to the calculations of the Closing Working Capital, provided that any such access shall not interfere unreasonably with the business operations of the Purchaser and shall be subject to the execution by the Person requesting such access of a customary confidentiality agreement in form and substance reasonably satisfactory to the Purchaser. Notwithstanding the foregoing, the Purchaser shall not be required to provide any such access if the Purchaser determines, in its reasonable judgment, that doing so would (i) violate any applicable Law, (ii) violate a Contract with, or other obligation of confidentiality owing to, a third party, or (iii) waive or otherwise jeopardize the protection of any solicitor-client privilege, work-product doctrine or other applicable privilege (provided that the Purchaser shall use commercially reasonable efforts, at the cost of the Vendor, to provide such access in an alternative manner that does not have any of the foregoing effects). 2.8 Allocation of Purchase Price The Purchase Price and Assumed Liabilities shall be allocated among the Purchased Assets in a manner reasonably determined by the Purchaser and provided to the Vendor no less than one Business Day prior to the Closing, provided that the Purchaser shall consider the Vendor’s reasonable comments thereon and shall allocate $1 to the restrictive covenants set forth in this Agreement. The allocation of the Purchase Price shall be binding and the Vendor and the Purchaser shall report the purchase and sale of the Purchased Assets in any Tax Returns or other filings which are necessary or desirable under the Tax Act or any other applicable Law to give effect to such allocation. Neither the Vendor nor the Purchaser shall take a contrary position with respect to such allocation in any Tax proceeding, audit, investigation, assessment, reassessment, objection or appeal. 2.9 Unassignable Rights (a) If any rights, entitlements, benefits, remedies, duties or obligations under any Assumed Contracts or Regulatory Authorizations, whether existing at present or in the future, are as a matter of law or by their terms: (1) not assignable; or (2) not assignable by the Vendor to the Purchaser without the consent of a Person who is not a Party to this Agreement (a “Third Party”) and such consents are not obtained by the Closing (hereinafter in this Section 2.9, collectively, the “Restricted Rights”, and the Contracts or Regulatory Authorizations under which the Restricted Rights arise are, collectively, the “Unassignable Contracts”); then: (i) pending the effective transfer of the relevant Unassignable Contracts, the Vendor will hold the Restricted Rights in trust for the exclusive benefit of the Purchaser as bare trustee and agent, provided that the Purchaser will pay, perform and discharge all duties and obligations of the Vendor and Purchaser shall have all rights, entitlements, benefits and remedies of the Vendor, arising or accruing with respect to such Unassignable Contracts during that period; (ii) the Vendor will, at the request and expense and under the direction of the Purchaser, in the name of the Vendor or otherwise as the Purchaser shall reasonably specify, take all such reasonable actions and do all such reasonable things as shall, in the reasonable opinion of the Purchaser, be necessary or desirable in order that the rights, entitlements, benefits, remedies, duties and obligations of the Vendor under any such Unassignable

18 Contract, and relating to the applicable Restricted Right, may be enjoyed, received or performed, as the case may be, in accordance with the terms of such Unassignable Contract, including that all monies receivable under such Unassignable Contract may be received by the Purchaser and that all rights and licenses under such Unassignable Contracts may be exercised by the Purchaser; (iii) the Vendor will promptly pay over to the Purchaser all such monies collected by the Vendor in respect of such Unassignable Contracts net of any unpaid related costs or expenses (including any Taxes that are payable in respect of the receipt of such amounts); (iv) to the extent permitted by the Third Party and the Vendor: A. the Purchaser will perform the duties and obligations under such Unassignable Contracts, on behalf of the Vendor until such time as the Restricted Rights are fully vested with the Purchaser; and B. the Vendor will exercise the rights, entitlements, benefits and remedies under such Unassignable Contracts, on behalf of the Purchaser, until such time as the Restricted Rights are fully vested with the Purchaser; (v) the Purchaser will be responsible for all costs reasonably incurred by the Vendor as a consequence of or in connection with this Section 2.9; and (vi) the Vendor shall maintain its existence, and shall continue to be licensed, registered or otherwise qualified and authorized to conduct its affairs and carry on business as is necessary to fulfill its obligations as set out in this Section 2.9 until the earlier of the expiry or assignment of the last Unassignable Contract; (b) Nothing in this Agreement shall be construed as an assignment of, or an attempt to assign to the Purchaser, any Unassignable Contract. 2.10 Tax Matters (a) Unless otherwise provided for in this Section 2.10, the Vendor will be responsible for the payment of all Taxes payable by it to any relevant taxing authority and relating to the operation of the Business and/or the ownership of the Purchased Assets which arise on or before, or are related to a period of time on or before, the Closing Time. (b) The Vendor and the Purchaser agree as follows: (i) The Purchased Assets being acquired by the Purchaser constitute all or substantially all of the property that can reasonably be regarded as being necessary for the Purchaser to be capable of carrying on the Business; (ii) Subject to the election in respect of GST under subsection 167(1) of the ETA and any equivalent or corresponding provision under applicable provincial or territorial Tax legislation, the Purchaser shall be liable for and shall pay for all GST in connection with the transfer of the Purchased Assets by the Vendor to the Purchaser; (iii) The Vendor and the Purchaser shall, if applicable, make an election under subsection 167(1) of the ETA and any equivalent or corresponding provision under applicable

19 provincial or territorial Tax legislation for GST in respect of the purchase and sale of the Purchased Assets. For this purpose, the Vendor represents and warrants to the Purchaser that it is registered for GST under the ETA an and the Purchaser represents and warrants to the Vendor that it is registered for GST under the ETA. Where the context so permits, any reference to the ETA includes reference to any analogous provincial legislation. (c) The Vendor shall execute an election as to the sale of accounts receivable under section 22 of the Tax Act designating in such election the applicable portion of the Purchase Price set out in Schedule 2.8 paid by the Purchaser for such accounts receivable. (d) The Purchaser and the Vendor agree to elect jointly in the prescribed form to have the rules in subsection 20(24) of the Tax Act, and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply to the payment of consideration to the Purchaser in consideration of the assumption of any future obligations to supply goods or perform services for which the Vendor has included amounts in its taxable income under paragraph 12(1)(a) of the Tax Act. The Purchaser and the Vendor will prepare and file their respective Tax Returns in a manner consistent with this election. ARTICLE 3. EMPLOYMENT 3.1 Employees (a) On or before the date that is 5 Business Days prior to the Closing Date, or such other date as the Purchaser and the Vendor may agree in writing, the Purchaser (or an Affiliate of the Purchaser) shall make written offers of employment (collectively, the “Employment Offers”), to each of Foster Anderson, Bridget Pilon and MJ Aseltine, provided that such employment shall be conditional on Closing and effective at the Closing Time. (b) The Employment Offers shall: (i) be in the general geographic area of the current employment of the respective Employees; (ii) include compensation no less favorable in the aggregate than the total compensation amount currently offered to each respective Employee by the Vendor on the date hereof; (iii) recognize the respective Employees’ years of service with the Vendor and (iv) be substantially consistent with the position, responsibility and scope of work of each respective Employee on the date hereof. (c) The Vendor shall encourage Mr. Anderson, Ms. Pilon and Ms. Aseltine to accept the Purchaser’s Employment Offers, shall facilitate the delivery of such Employment Offers and shall use commercially reasonable efforts to provide a reasonable opportunity for such Employees to discuss such Employment Offers with the Purchaser prior to the Closing Date. (d) Employees who accept an Employment Offer as of the Closing Time in writing and return to their respective workplaces on the Closing Date are collectively referred to herein as “Transferred Employees”. The Purchaser shall not assume responsibility for any Transferred Employee until such Employee commences employment with the Purchaser, but in no event shall the Purchaser assume any responsibility for any commitment, obligation, duty or liability (i) of the Vendor to any Transferred Employee, or (ii) to any Transferred Employee that arose prior to the Closing Date, provided that the Purchaser shall be responsible for paying any and all statutory termination pay, statutory severance pay, and common law pay in lieu of notice (if applicable) that may have accrued prior to the Closing Date in the event that the Purchaser terminates the employment of a Transferred Employee following the Closing Date. The

20 Purchaser shall not assume responsibility for any Employee of the Vendor who is not a Transferred Employee and the Vendor agrees to continue to assume all responsibilities, commitments and/or liabilities for all Employees who are not Transferred Employees. (e) All employment matters relating to the Business, including employee terminations arising up to and including the Closing Date, salary, benefits and pension obligations accrued and not paid up to and including the Closing Date, actions, causes of action, Claims and demands, and any interest, award, judgment, penalties, costs or expenses relating thereto shall be the Vendor’s responsibility. (f) The Vendor shall calculate the accrued vacation credits up to the Closing Date for all Transferred Employees and shall, at the Closing, pay the amount thereof to the Purchaser to the extent not included in the Estimated Closing Statement (which amount may be set off against the Closing Payment). The Purchaser shall assume the obligations of the Vendor with respect to the vacation entitlements of the Transferred Employees on the same terms and conditions for the current year as such employees would have been entitled had they remained in the employment of the Vendor. (g) The Purchaser shall ensure that all employee benefits coverage offered by the Purchaser to its employees is provided without interruption to the Transferred Employees on and after the Closing Date without any waiting period or other qualification. The Vendor shall be responsible for all employee benefits currently enjoyed by Employees of the Business, whether or not required by Law, up to and including the Closing Date. (h) The Vendor shall retain responsibility for, and satisfy all obligations and liabilities with respect to, all payments and benefits of the Employees (and their spouses, dependents and beneficiaries, and all former Employees, agents and representatives) under the Employee Plans. ARTICLE 4. ROYALTY 4.1 Royalty (a) Within 90 days after the last day of each Royalty Period, the Purchaser will cause to be prepared in good faith and delivered to the Vendor’s Representative a statement (each, a “Royalty Statement”) setting forth the Purchaser’s calculations of (i) the Royalty Revenue for such Royalty Period; (ii) the Royalty Margin for such Royalty Period; and (iii) the Royalty Payment, if any, payable by the Purchaser to the Vendor herein in respect of such Royalty Period. (b) Any dispute arising out of or relating to the calculations of Royalty Revenue for any Royalty Period or a Royalty Payment set forth in a Royalty Statement shall be resolved in accordance with the dispute resolution procedures set forth in Section 2.7, mutatis mutandis. (c) Subject to the Purchaser’s right of set-off for indemnification claims pursuant to Section 9.4 and to Section 4.1(d), as promptly as practicable (but in no event later than ten (10) Business Days) after the date of determination of the Final Royalty Revenue for each Royalty Period, the Purchaser will pay or cause to be paid to the Vendor, by wire transfer of immediately available funds, an amount (the “Royalty Payment”), if any, equal to the product of the Final Royalty Revenue in respect of such Royalty Period multiplied by the Royalty Percentage. (d) The Vendor acknowledges that the Royalty Percentage has been determined based on the calculation of the revenues, expenses and margins associated with Royalty Products in

21 historical periods set forth in the Books and Records that would constitute Royalty Revenue and Royalty Margin in those periods. If the Royalty Margin in respect of any Royalty Period is less than the historical margin associated with the Royalty Products in any material respect, the Royalty Percentage shall be adjusted commensurately, and the Purchaser shall describe such adjustment in the applicable Royalty Statement. ARTICLE 5. REPRESENTATIONS AND WARRANTIES 5.1 Representations and Warranties of the Guarantors As a condition and material inducement to the Purchaser’s willingness to enter into this Agreement and consummate the transactions contemplated herein, the Guarantors represent and warrant to the Purchaser as follows: Status (a) Holdings is a corporation duly formed and validly existing under the laws of the province of Alberta and has the corporate authority to execute and deliver this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement. Rob has the requisite legal capacity and authority to execute and deliver this Agreement and each Transaction Document to which he is a party, to perform his obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement. Authorization and Enforceability (b) The execution, delivery and performance by Holdings of this Agreement and each Transaction Document to which it is a party and the consummation by Holdings of the transactions contemplated herein have been duly and validly authorized and approved by all necessary corporate action. This Agreement has been, and each Transaction Document to be executed and delivered by the Guarantors at Closing will be, duly and validly executed and delivered by the Guarantors, and this Agreement (assuming due authorization, execution and delivery by the Purchaser), and each such Transaction Document when so executed and delivered (assuming due authorization, execution and delivery by the other parties thereto) will, constitute legal, valid and binding obligations of the Guarantors, enforceable against them in accordance with their respective terms. Absence of Conflicts (c) The execution, delivery and performance by the Guarantors of this Agreement and each Transaction Document to which a Guarantor is a party and the consummation of the transactions contemplated herein do not and will not (i) conflict with or violate any provision of Holdings’ constating documents, (ii) conflict with or violate any applicable Law; or (iii) require any consent of, notice or payment to or other action by any Person under, conflict with, violate, result in a breach of the terms, conditions or provisions of, constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or give rise to any rights of acceleration, amendment, termination or cancellation or to a loss of any rights under, any Contract to which a Guarantor is a party or by which a Guarantor or any of his or its assets or properties is bound, and no consent, approval or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or any other Person is required to be obtained, made or given by a Guarantor as a result of or in connection with the execution,

22 delivery and performance of this Agreement or any Transaction Document or the consummation of the transactions contemplated herein by the Guarantors. Litigation (d) There is no Claim pending or, to the knowledge of the Guarantors, threatened against or affecting a Guarantor that, if determined or resolved adversely to the Guarantor, would have a material adverse effect on the ability of the Guarantors or the Vendor to perform their obligations hereunder. No Broker (e) No broker, finder, investment banker or other intermediary is entitled or has claimed to be entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of a Guarantor. Bankruptcy (f) Neither of the Guarantors (i) is an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada); and (ii) has made an assignment in favour of his or its creditors or a proposal in bankruptcy to its creditors or any class thereof or had any petition for a receiving order presented in respect of it. No receiver has been appointed in respect of a Guarantor or a Guarantor’s assets or properties and no execution or distress has been levied upon any of his or its assets or properties. 5.2 Representations and Warranties of the Vendor As a condition and material inducement to the Purchaser’s willingness to enter into this Agreement and consummate the transactions contemplated herein, the Vendor represents and warrants to the Purchaser as follows: Status (a) The Vendor is a corporation duly formed and validly existing under the Laws of the Province of British Columbia and the Vendor has the requisite power, authority and capacity to own, lease, license or otherwise hold the Purchased Assets and to carry on the Business as is currently and has historically been operated, conducted or maintained by it. (b) The Vendor is duly registered, licensed or otherwise qualified or authorized to conduct its affairs and carry on business in connection with the Business, and is in good standing in each jurisdiction in which the Purchased Assets are owned, leased, licensed or otherwise held, or the nature of such activities makes such registration, licensing, qualification or authorization necessary. (c) The Vendor is the only Person which, in whole or in part, carries on the Business. Due Authorization and Enforceability (d) The Vendor has all requisite power, authority and capacity to enter into this Agreement and all documents to be delivered by the Vendor pursuant hereto (including the applicable Transaction Documents) and to perform its obligations hereunder and thereunder.

23 (e) This Agreement has been duly authorized, executed and delivered on behalf of the Vendor. This Agreement constitutes, and each other document to be executed and delivered by the Vendor hereunder will, following their execution, constitute, a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with their respective terms and, at the Closing, all documents required to be executed and delivered by the Vendor hereunder will have been duly authorized, executed and delivered by the Vendor, and constitute legal, valid and binding obligations of the Vendor, enforceable against it in accordance with their respective terms. Absence of Conflicts (f) Except as set forth in Schedule 5.2(f), the execution and delivery of this Agreement and all documents to be delivered pursuant hereto, the performance of the terms hereof and thereof and the consummation of the transactions contemplated herein and therein do not and will not (i) result in a breach or violation of, conflict with or constitute a default under, any term or provision of the articles or governing documents of the Vendor or any resolutions of the directors or shareholders of the Vendor; (ii) result in a breach or violation of, conflict with, constitute a default (or an event, condition or occurrence which, with or without notice or passage of time or both, would constitute a default) under, accelerate or permit the acceleration of the performance required by, or result in a right of suspension, revocation or termination of, any Material Contract or Regulatory Authorization to which any of the Purchased Assets and/or the Business are subject or result in the creation of any Encumbrance upon any of the Purchased Assets or give others any interest or right, including any right of purchase, termination, cancellation or acceleration under any such Material Contract or Regulatory Authorization; (iii) result in the creation of any Encumbrance upon any of the Purchased Assets; (iv) result in a breach or violation of, conflict with or constitute a default under any Laws applicable to the Vendor, the Business or any of the Purchased Assets; or (v) give rise to a Material Adverse Change. (g) Other than as set forth in Schedule 5.2(g), no consent, approval or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or any other Person is required to be obtained, made or given by the Vendor as a result of or in connection with the Vendor’s execution, delivery and performance of this Agreement or any Transaction Document or the consummation of the transactions contemplated herein. (h) No Person other than the Purchaser has any written or oral agreement, or any option or other right or privilege (whether by law, pre-emptive, contractual or otherwise) capable of becoming an agreement or option, for the purchase or acquisition from the Vendor of the Business or any of the Purchased Assets or any right, title and interest therein. Regulatory Authorizations (i) The Vendor holds and is in material compliance with all Regulatory Authorizations; (ii) such Regulatory Authorizations are in full force and effect in accordance with their terms and, to the Knowledge of the Vendor, no event has occurred or circumstance exists that (with or without notice or passage of time or both) may constitute or result in a violation of any such Regulatory Authorization; (iii) no proceedings are pending or, to the Knowledge of the Vendor threatened, which could result in the revocation or limitation of any Regulatory Authorization; and (iv) all material steps have been taken and filings have been made on a timely basis with respect to each Regulatory Authorization and, if applicable, its renewal. Schedule 5.2(i) sets forth an accurate list of all material Regulatory Authorizations held by the Vendor.

24 No Broker (j) No broker, finder, investment banker or other intermediary is entitled or has claimed to be entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Vendor. Books and Records (k) All of the Books and Records, whether of a financial or accounting nature or otherwise, have been delivered or made available to the Purchaser and are true, complete, accurate in all material respects and fairly present the activities of the Business and the Purchased Assets and have been maintained in accordance with prudent business practices. Financial Statements and Indebtedness (l) The Financial Statements (A) have been derived from, and are in accordance with, the Books and Records; (B) have been prepared in accordance with GAAP; and (C) present fairly and accurately in all material respects the financial condition, results of operations and cash flows of the Vendor as of the dates thereof or for the periods covered thereby. The Vendor has not received any notice of any fraud that involves any Employee or that calls into question the effectiveness of the design and operation of the Vendor’s internal controls over accounting or financial reporting. (m) The Vendor does not have any Liabilities, other than (i) Liabilities that are reflected or reserved against on the Financial Statements, (ii) Liabilities similar in nature to those reflected or reserved against on the Financial Statements that (A) have been incurred in the Ordinary Course of Business since December 31, 2018 and (B) are not, individually or in the aggregate, material to the Business and that will be reflected in the Closing Working Capital, and (iii) Liabilities pursuant to any executory Contracts to which the Vendor is party that were incurred in the Ordinary Course of Business, other than any such Liabilities arising out of or relating to any failure to perform, improper performance, breach, default or violation of the Vendor prior to the Closing. (n) Without limiting the generality of Section 5.2(m), except as set forth in Schedule 5.2(n), (i) the Vendor has no Indebtedness, (ii) the Vendor does not guarantee any Indebtedness of any other Person, (iii) there are no Encumbrances (other than Permitted Encumbrances) on the Purchased Assets. (o) The accounts receivable shown on the Balance Sheet (subject to reserves for non-collectability as reflected therein) and all receivables acquired or generated by the Vendor since the date thereof are bona fide receivables and represent amounts due with respect to actual arm’s length transactions entered into in the ordinary course of business consistent with past practice and are collectable at their recorded amounts. Any reserves for non-collectability have been reflected on the Balance Sheet in accordance with GAAP and are adequate. (p) The Inventory does not include any material items that are slow moving, below standard quality or of a quality or quantity not useable or saleable in the Ordinary Course of Business, the value of which has not been written down on the Vendor’s Books and Records to net realizable market value. None of the Inventory, other than goods in transit, are held on consignment or otherwise by any other Person or at a location other than the Leased Real Property. Inventory levels of the Vendor have been maintained at such amounts as are required for the operation of the Business, and such Inventory levels are adequate therefore. All Inventories are valued on the Books and

25 Records at the lower of cost and net realizable value. (q) The Vendor maintains a system of general internal controls over financial reporting in respect of the Business and the Purchased Assets, effective to provide internal control over financial reporting in respect of the Business and the Purchased Assets sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability; and (iii) the recorded amounts for assets are reassessed periodically as required by GAAP. Suppliers and Customers (r) Schedule 5.2(r) sets out each supplier and customer relating to 10% of the total purchases and sales, as the case may be, of the Business for each of (a) the last two complete fiscal years, and (b) the year to date, and the amounts of such purchases and sales. To the Knowledge of the Vendor, the relationships of the Vendor with each such supplier and customer are good commercial working relationships. Except as set out in Schedule 5.2(r), no such supplier or customer has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Vendor or the Business. The Vendor has not received any notice (whether written or oral) that any such supplier or customer may cancel or otherwise materially and adversely modify its relationship with the Vendor or the Business or limit its services, supplies or materials to the Vendor or Business, or its usage or purchase of the services and products of the Vendor and the Business either as a result of the transactions contemplated hereby or otherwise. The Vendor has delivered to the Purchaser copies of all Contracts with the customers and suppliers listed in Schedule 5.2(r). Except as reflected in such Contracts, no customers of the Purchased Business are entitled to or customarily receive discounts, allowances, volume rebate or similar reductions in price or other trade terms arising from any agreements or understandings (whether written or oral) with or concessions granted to any customer. Contracts (s) Accurate and complete copies, all as amended or supplemented to date, of: (i) all Material Contracts, and (ii) where Material Contracts are oral, correct and complete written summaries of the terms thereof have been made available to the Purchaser, and the copies or summaries thereof (as applicable) made available to the Purchaser constitute the entire agreement between the relevant parties thereto pertaining to the subject matter of such Material Contract. (t) The Contracts listed on Schedule 5.2(t) (the “Material Contracts”) are valid and in full force and effect, and constitute all: (i) Leases and Equipment Leases; (ii) Contracts relating to the Intellectual Property; (iii) Contracts with any Governmental Authority; (iv) distribution agreements; (v) manufacturing agreements; (vi) guarantees in relation to any of the Assumed Liabilities;

26 (vii) Contracts that would by their terms on an assumption prohibit the assuming party from freely engaging in business anywhere in the world or competing with any Person or in any geographical area; (viii) Contracts or commitment for capital expenditures with a remaining amount to be paid in excess of $10,000; (ix) Contracts for the sale of any assets of the Business, other than sales of Inventory in the Ordinary Course of Business; (x) Contracts granting to any Person of preferential rights to purchase any of the Purchased Assets or otherwise in relation to the Business (other than this Agreement), including pursuant to any right of first refusal; (xi) written employment agreements entered into between the Vendor and any Employee who will receive an Employment Offer; (xii) All Contracts with the customers and suppliers listed in Schedule 5.2(r); and (xiii) any other Contracts providing for expenses or revenues of the Business in excess of $20,000 per annum. (u) The Vendor is not in breach of any Assumed Contract, nor to the Knowledge of the Vendor has any circumstance occurred nor does any circumstance exist, that with or without the passage of time, notice or both, may constitute such a breach and to the Knowledge of the Vendor no third party to any Assumed Contract is in breach of any such Assumed Contract nor has any circumstance occurred nor does any circumstance exist that with or without the passage of time, notice or both, may constitute such a breach. (v) No counterparty to any Material Contract has notified the Vendor of any intention to propose any material modification to, terminate or not renew, as the case may be, any Material Contract, and the Vendor has not received any notice alleging its default under any Assumed Contract. Absence of Changes and Unusual Transactions (w) Save and except as set out in Schedule 5.2(w), since December 31, 2018: (i) the Vendor has conducted the Business in the Ordinary Course of Business and in compliance with all applicable Laws; (ii) the Vendor has maintained adequate levels of Inventory and supply consistent with past practice in order to carry on the Business in the Ordinary Course of Business; (iii) the Vendor has not transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Balance Sheet or cancelled any debts or entitlements except, in each case, in the Ordinary Course of Business; (iv) the Vendor has not incurred or assumed any material commitment or Liability relating to the Business or affecting any of the Purchased Assets except as disclosed in the Financial Statements and any unsecured current obligations and Liabilities incurred in the Ordinary Course of Business;

27 (v) the Vendor has not entered into any Contract relating to forward commitment for Inventory or supply in excess of the level or price of Inventory or supply maintained by the Vendor in the Ordinary Course of Business; (vi) the Vendor has not made any material write-down of the value of the assets of the Business or the Purchased Assets or any portion thereof; (vii) the Vendor has not made any material changes in accounting policies; (viii) the Vendor has not discharged or satisfied any Encumbrance, or paid any material obligation or Liability relating to the Business or any of the Purchased Assets, other than Liabilities included in the Balance Sheet and any Liabilities incurred by the Vendor since the date of the Balance Sheet are in the Ordinary Course of Business; (ix) there has been no damage, destruction, loss or other event, development or condition of any nature (whether or not covered by insurance) materially affecting the Business or the Purchased Assets (taken as a whole); (x) the Vendor has not suffered an operating loss or any unusual or extraordinary loss, waived or omitted to take any action in respect of any rights, or entered into any commitment or transaction not in the Ordinary Course of Business; (xi) the Vendor has not terminated, waived, released or cancelled any material rights or Claims relating to the Business or the Purchased Assets; (xii) the Vendor has not commenced, participated in, or agreed to participate in any bankruptcy, involuntary liquidation, dissolution, winding up, insolvency or similar proceeding; (xiii) the Vendor has not modified or terminated, or received notice of termination of, any Material Contract; (xiv) the Vendor has not increased or promised to increase, in any manner, the compensation or benefits of any of the Employees who will receive Employment Offers, other than in the Ordinary Course of Business; (xv) the Vendor has not entered into, adopted or amended any Employee Plan; (xvi) the Vendor has used commercially reasonable efforts to preserve the goodwill of the Business and its relationships with its suppliers, customers, clients and any others having business dealings with the Vendor in respect of the Business; (xvii) the Vendor has not created or permitted to be created any Encumbrances on any of the Purchased Assets other than Permitted Encumbrances; (xviii) the Vendor has kept in full force and effect, and in good standing, all of the current insurance policies of the Vendor with respect to the Business and the Purchased Assets; (xix) there has been no Material Adverse Change; and (xx) the Vendor has not authorized, agreed or otherwise become committed to do any of the foregoing.

28 Joint Venture Interests or Strategic Alliances (x) Except as set forth in Schedule 5.2(x), the Vendor is neither the registered nor the beneficial owner of securities of any Person. The Vendor is not a partner or participant in, or a party to, any strategic alliance, partnership, joint venture, profit-sharing arrangement, co-operative agreement or other association of any nature whatsoever relating to the Business or any of the Purchased Assets. Litigation (y) There is no Claim in progress, pending, or to the Knowledge of the Vendor, threatened against or relating to the Vendor, the Business or any of the Purchased Assets, other than the Claims listed on Schedule 5.2(y). There are no judgments unsatisfied against the Vendor nor any judgment, injunction, order, decree, ruling or charge of any Governmental Authority to which the Business is, or any of the Purchased Assets are, subject. Tax (z) Except as set forth in Schedule 5.2(z): (i) the Vendor has duly and timely, and in all applicable jurisdictions: (A) filed with the appropriate Governmental Authority or agency in the manner prescribed by Law all Tax Returns required to be filed by the Vendor in relation to the Business and the Purchased Assets that would cause or create a lien or charge for Taxes payable by the Vendor as required by this Agreement; and (B) paid all Taxes of the Vendor in respect of the Business and the Purchased Assets which are capable of forming or resulting in an Encumbrance on the Purchased Assets; (ii) the Vendor is not a non-resident of Canada for the purposes of the Tax Act; (iii) the Vendor is duly registered under Part IX of the ETA for GST purposes and its registration number is 837936731; (iv) the Vendor, with respect to the Business and the Purchased Assets, has duly and timely withheld all Taxes and other amounts required by Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any Employees, officers or directors and any non-resident Person), and has duly and timely remitted to the appropriate Governmental Authority such Taxes and other amounts required by Law to be remitted by it; (v) the Vendor has duly and timely collected all material amounts on account of any Taxes, including GST and provincial or territorial sales Taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by it where failure to do so could result in an Encumbrance on the Purchased Assets or could become the Liability of the Purchaser after Closing; (vi) the Purchaser will not be liable for any Taxes or have successor liability for Successor Taxes of the Vendor as a result of acquiring the Purchased Assets.

29 Employees (aa) Schedule 5.2(aa) sets forth: (i) job title, location of employment, duration of employment, vacation entitlement, employee benefit entitlement amount (including under any Employee Plan), on an individual and aggregate basis, and rate of remuneration (including any bonus, commission or other incentive compensation entitlement) as at the date of this Agreement, and status as a full-time or part-time employee, of each Employee who will receive an Employment Offer. Schedule 5.2(aa) lists every Employee Plan. (bb) The Vendor has made available to the Purchaser the employment agreements between the Vendor and any Employee who will receive an Employment Offer. (cc) Neither the Vendor nor any of the Employees is subject to any agreement with any labour union or employee association in respect of the Business and have not made any commitment to, or conducted negotiations with, any labour union or employee association with respect to any future collective bargaining agreement. To the Knowledge of the Vendor, there has been no attempt to organize, certify or establish any labour union or employee association in relation to any of the Employees during the five-year period preceding the date of this Agreement. There are no existing or, to the Knowledge of the Vendor, threatened strikes or labour disputes, walk outs, work stoppages, slow downs, lock outs, grievances, controversies or other labour troubles affecting any Employees or the Business. (dd) The Vendor has been, and is, in compliance with the Laws regarding labour and employment practices, including employment standards, terms and conditions of employment, and all of the personnel engaged to provide services to the Business who are not Employees are treated as independent contractors, are properly characterized as independent contractors, and are not likely to be characterized by a Governmental Authority as Employees. Purchased Assets (ee) The Purchased Assets represent all of the assets, of any nature whatsoever, used in the conduct, operation or maintenance of, or otherwise relating to, the Business and as are necessary and sufficient to operate the Business in substantially the same manner as the Business is operated, conducted or maintained in the Ordinary Course of Business. The Vendor owns and has the exclusive legal, beneficial and (where its interests are registrable) registered right, title and interest in and to all of the Purchased Assets (other than personal property leased pursuant to the Equipment Leases), with good and valid marketable title, free and clear of all Encumbrances other than Permitted Encumbrances and any existing financing charges registered against the Purchased Assets which will be discharged by the Vendor on Closing, and, in particular, without limiting the generality of the foregoing, there has been no assignment, subletting or granting of any license (of occupation or otherwise) of or in respect of the Purchased Assets which would cause a prohibition or restriction on the use or other exploitation by the Purchaser of such Purchased Assets in a manner consistent with the Business after giving effect to the Closing. No notice or proceeding in respect of expropriation of any of the Purchased Assets by any Governmental Authority has been given or commenced nor, to the Knowledge of the Vendor, is there any proposal to give such notice or commence any such proceeding or are any such proceedings threatened. Real Property (ff) The Vendor does not own, nor has it ever owned, any real property. Except for the Leased Real Property the Vendor does not lease, sublease or otherwise use or occupy any real property. The

30 Vendor has a valid and existing leasehold interest in, and the right to quiet enjoyment of, the Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. There are no Contracts to which the Vendor is a party granting to any third party the right of use or occupancy of any portion of the Leased Real Property. The Vendor has timely paid all rents and other amounts due or payable, and has complied in all material respects with all of its other material obligations, under the Leases. To the Knowledge of the Vendor, (i) there are no material structural, physical or mechanical defects or other material adverse physical conditions affecting the Leased Real Property; (ii) all building systems and improvements to, or which constitute a portion of, the Leased Real Property are in good operating condition and repair, ordinary wear and tear excepted; and (iii) neither the whole nor any part of the Leased Real Property is subject to any pending or threatened suit for condemnation, expropriation or other taking by any Governmental Authority. Insurance (gg) The Vendor maintains the policies of insurance listed in Schedule 5.2(gg) (the “Insurance Policies”), such policies of insurance represent all policies of insurance currently maintained by the Vendor and all such contracts of insurance are legal, valid, enforceable and in full force and effect and all premiums due and owing in connection with such policies have been paid; there exists no state or event of default under any such insurance policies; and there has been no notice or advice of withdrawal of any such policy or any notice of conditions for continuation of any coverage that has not been complied with; and the Vendor has given notice or has otherwise presented, in a timely fashion, every material Claim relating to the Business that is known by it or known by the Vendor to be covered by insurance under its insurance policies or contracts. The Vendor has not been refused any insurance coverage sought or applied for in respect of the Business or in relation to any of the Purchased Assets and there is no material Claim pending under any insurance policy of the Vendor that has been denied, rejected, questioned or disputed by any insurer or as to which any insurer has made any reservation of rights or refused to cover all or any portion of such Claims. Intellectual Property; Confidential Information (hh) The Vendor owns all right, title and interest in and to, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in or necessary for the conduct of the Business (collectively, the “Business Intellectual Property”), in each case free and clear of all Encumbrances other than Permitted Encumbrances. Schedule 5.2(hh) sets forth a true, complete and correct list of all material owned or licensed Business Intellectual Property. Except as set forth in Schedule 5.2(hh), none of the owned Business Intellectual Property has been registered or is the subject of an application for registration with any Governmental Authority. The Vendor has not granted any license or other right to any third party with respect to the Business Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of the Business Intellectual Property. (ii) The conduct of the Business and the use of the Business Intellectual Property do not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any third party. There are no Claims pending or, to the Knowledge of the Vendor, threatened against the Vendor alleging that the conduct of the Business or the use of the Business Intellectual Property infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third party. To the Knowledge of the Vendor, no third party (including any current or former Employee or independent contractor) has infringed, misappropriated or otherwise violated, or is

31 currently infringing, misappropriating or otherwise violating, any owned Business Intellectual Property. (jj) None of the Employees, former employees or current or former officers, directors, consultants or independent contractors of the Vendor who have had access to Confidential Information have been relieved of their respective obligations of confidentiality to Vendor, and all such Persons have been expressly advised of their respective continuing obligations of confidentiality. All Employees, former employees and current and former officers, directors, consultants and independent contractors of the Vendor who have been involved in the development or modification of the Business Intellectual Property have assigned all of their rights to the Business Intellectual Property to the Vendor and expressly waived any moral rights in Business Intellectual Property. To the Knowledge of the Vendor, none of the Employees, former employees or current or former officers, directors, consultants or independent contractors of the Vendor are subject to any obligation to any other Person, whether contractual or otherwise, including obligations relating to confidentiality, non-competition or possession of proprietary information, or are subject to any judgment, decree or order of any court or administrative agency, relating to the Business Intellectual Property that would interfere with the Business as conducted or presently proposed to be conducted. (kk) The Vendor has implemented and maintained commercially reasonable measures in accordance with sound industry practices to protect and maintain the confidentiality of the Confidential Information. All Persons with whom the Vendor has shared Confidential Information have executed a binding non-disclosure and confidentiality agreement governing such Person’s use of Confidential Information and, to the Knowledge of the Vendor, no such Person is in breach of such agreements. (ll) The IT Systems used by the Vendor in the conduct of the Business (i) are sufficient in all material respects for the conduct of the Business as currently conducted by the Vendor; (ii) are in good working condition, ordinary wear and tear excepted, to perform all information technology and data processing operations necessary for the conduct of the Business as currently conducted; and (iii) to the Knowledge of the Vendor, are substantially free of any material viruses, defects, bugs and errors. To the Knowledge of the Vendor, no unauthorized Person has breached or accessed the IT Systems. The Vendor has taken commercially reasonable steps, consistent with current industry standards, to protect the confidentiality, integrity and security of the IT Systems against any unauthorized use, access, interruption or corruption. Environmental (mm) Except as set out in Schedule 5.2(mm), to the Knowledge of the Vendor: (i) there are no facts that would reasonably be expected to give rise to any Liabilities or to a notice to the Vendor of non-compliance with any Environmental Law or Environmental Approvals in respect of the Business the Purchased Assets; (ii) no written notice, order, complaint or penalty has been received by the Vendor alleging that the Vendor is in violation of, or has any Liability or potential Liability under, any Environmental Law, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened against the Vendor which allege a violation of, or any Liability or potential Liability under, any Environmental Laws; (iii) no Remedial Orders have been issued to the Vendor and, to the Knowledge of the Vendor, no fact or circumstance exists which would give rise to such a Remedial Order being issued; and (iv) during the Vendor’s occupation of the Leased Real Property and at all other times, to the Knowledge of the Vendor, there has not been a Release of a Hazardous Substance on any of such premises in violation of Environmental Laws.

32 Compliance with Laws (nn) The operations of the Business have been and are now conducted in compliance with all Laws of each jurisdiction the Laws of which have been and are now applicable to the Business and the Vendor has not received any notice of any alleged violation of any such Laws. Neither the Vendor nor either of the Guarantors has received any notice or other communication from any Governmental Authority or other Person alleging or relating to any violation of or failure to comply with any Applicable Law. To the Knowledge of the Vendor, the Vendor is not under investigation or review by any Governmental Authority with respect to, or has been threatened to be charged with, any material violation of any Applicable Law. Without limiting the generality of the foregoing, the operations of the Business have been and are now conducted in compliance with (i) all applicable anti-corruption or anti-bribery laws, including the Corruption of Foreign Public Officials Act (Canada) and the United States Foreign Corrupt Practices Act of 1977, as amended, (ii) the Proceeds of Crime (Money Laundering and Terrorism Financing) Act (Canada), as amended and any similar legislation in any other jurisdiction in which the Business is operated and (iii) all import, export control, trade sanctions, anti-terrorism, and anti-boycott Laws of Canada, the United States and every other relevant jurisdiction. Privacy (oo) The Vendor has conducted the Business in accordance with Laws relating to the collection, use and disclosure of personal information; and to the Knowledge of the Vendor there is no reason to believe that the Transferred Information is other than that which is necessary for, and solely relates to, the completion of the transactions contemplated herein, including the determination to complete such transactions, or the use and enjoyment of the Purchased Assets by the Purchaser. 5.3 Representations and Warranties of the Purchaser As a condition and material inducement to the Vendor’s willingness to enter into this Agreement and consummate the transactions contemplated herein, the Purchaser represents and warrants to the Vendor as follows: Status (a) The Purchaser is a corporation duly formed and validly existing under the laws of the Province of Alberta. Authorization and Enforceability (b) The execution, delivery and performance by the Purchaser of this Agreement and each Transaction Document to which the Purchaser is a party and the consummation by the Purchaser of the transactions contemplated herein are within the powers of the Purchaser and have been duly and validly authorized and approved by all necessary corporate action on the part of the Purchaser. This Agreement has been, and each Transaction Document to be executed and delivered by the Purchaser at the Closing will be, duly and validly executed and delivered by the Purchaser and (assuming due authorization, execution and delivery by the Vendor and the Guarantors) this Agreement constitutes, and each such Transaction Document when so executed and delivered (assuming due authorization, execution and delivery by the other parties thereto) will constitute, legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

33 Absence of Conflicts (c) The execution, delivery and performance by the Purchaser of this Agreement and each Transaction Document to which the Purchaser is a party and the consummation by the Purchaser of the transactions contemplated herein do not and will not (i) conflict with or violate any provision of the Purchaser’s constating documents, (ii) conflict with or violate any applicable Law, or (iii) require any consent of, notice or payment to or other action by any Person under, conflict with, violate, result in a breach of the terms, conditions or provisions of, constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or give rise to any right of acceleration, amendment, termination or cancellation or to a loss of any rights under, any material Contract to which the Purchaser is a party or by which the Purchaser or any of its material assets or properties is bound, other than, in the case of clause (ii) or (iii) above, any such items that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to perform its obligations hereunder or to timely consummate the transactions contemplated herein. ARTICLE 6. COVENANTS 6.1 Covenants of the Vendor The Vendor covenants and agrees with the Purchaser that from the date hereof until the Closing Date or termination of this Agreement (the “Interim Period”), except with the prior written consent of the Purchaser: (a) the Vendor shall conduct the Business in the Ordinary Course of Business; (b) the Vendor shall pay or cause to be paid or correctly record and accrue for all costs and expenses relating to the Purchased Assets which are due or become due from the date hereof to the Closing Time; (c) the Vendor shall not do any of the following other than pursuant to transactions contemplated herein or pursuant to commitments entered into prior to the date of this Agreement and disclosed to the Purchaser in writing: (i) transfer, assign, sell or otherwise dispose of any of the Purchased Assets, except in the Ordinary Course of Business; (ii) cancel any debts or entitlements, except in the Ordinary Course of Business; (ii) make any commitment or propose, initiate or authorize any single capital expenditure with respect to the Business in excess of $10,000; or (iii) terminate, waive, release or cancel any right of material value to the Purchased Assets or the Business; (d) the Vendor shall not terminate the employment of any Employee other than for just cause or in the Ordinary Course of Business; (e) the Vendor shall not increase or promise to increase, in any manner, the compensation or benefits of any Employee; (f) the Vendor shall use commercially reasonable efforts to preserve the goodwill of the Business and the relationships of the Vendor with suppliers, customers, clients, Employees and others having past or present business dealings with the Vendor in respect of the Business, to keep available the services of the Employees, and to maintain in full force and effect all Assumed Contracts and Regulatory Authorizations relating to the Business and the Purchased Assets;

34 (g) the Vendor shall maintain all of the Purchased Assets in the Ordinary Course of Business; (h) the Vendor shall perform all obligations falling due during the Interim Period under the Assumed Contracts and Regulatory Authorizations; (i) the Vendor shall not enter into any Contract which will become an Assumed Contract which involves, individually or in the aggregate, financial obligations of more than $10,000 per annum; (j) the Vendor shall not create or permit to be created any Encumbrance on any of the Purchased Assets other than Permitted Encumbrances; (k) the Vendor shall use commercially reasonable efforts to keep in full force and effect, and in good standing, all of the current insurance policies of the Vendor with respect to the Business and the Purchased Assets until the Closing Date; (l) the Vendor shall not consent to or otherwise allow any material amendments or any other material modifications to any of the Assumed Contracts; and (m) the Vendor shall promptly advise the Purchaser in writing of any Material Adverse Change after the date hereof. 6.2 Mutual Covenants During the Interim Period: (a) each Party hereto will take all such actions, steps or procedures which are reasonably within such Party’s control as may be necessary to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder and take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under Laws to complete and give effect to the transactions contemplated by this Agreement, including to: (i) fulfill all conditions set forth in Sections 7.1 and 7.2 hereof, as applicable, and perform all its obligations set forth this Agreement; (ii) obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby; (iii) effect all necessary registrations and filings and submissions of information required by Governmental Authority required to be effected by it in connection with the transactions contemplated herein; and (iv) cooperate with each other Party in connection with the performance by each other Party of its obligations hereunder including continuing to provide reasonable access to information and to maintain ongoing communications as between representatives of each of the Parties; (b) the Vendor shall, as soon as practicable, notify the Purchaser in writing of any material change (actual, anticipated, complete or, to the Knowledge of the Vendor, threatened) in the Business or in respect of any of the Purchased Assets which change is or would reasonably be expected to, individually or in the aggregate, be of such a nature as to render any representation or warranty of the Vendor misleading or untrue; and (c) the Purchaser shall, as soon as practicable, notify the Vendor in writing of any material change (actual, anticipated, complete or, to the knowledge of the Purchaser, threatened) in the businesses of the Purchaser which change is or would reasonably be expected to, individually or

35 in the aggregate, be of such a nature as to render any representation or warranty of the Purchaser misleading or untrue. 6.3 Information During Interim Period During the Interim Period the Vendor shall: (a) provide the Purchaser and the Purchaser’s authorized representatives and advisors with access to all files, Books and Records, Contracts and other documents of any nature pertaining to the Business and the Purchased Assets and promptly provide the Purchaser and the Purchaser’s authorized representatives and advisors with any and all additional information pertaining to the Business and the Purchased Assets, in both cases as the Purchaser or the Purchaser’s representatives or advisors may reasonably request; (b) within two Business Days after receiving a request from the Purchaser, provide to the Purchaser such information as to compliance with Regulatory Authorizations as is reasonably required to confirm compliance with Regulatory Authorizations; (c) provide the Purchaser and the Purchaser’s authorized representatives and advisors with reasonable access during normal business hours to the Purchased Assets provided the Purchaser will not interfere with the conduct of Business in the ordinary course or disrupt the Employees in the undertaking of their duties. The Purchaser shall have the right to have the Purchased Assets inspected and tested by its authorized representatives; and (d) provide the Purchaser and the Purchaser’s authorized representatives and advisors with reasonable access during normal business hours to its senior personnel and other representatives as may be reasonably requested, to facilitate due diligence inquiries pertaining to the Business and the Purchased Assets. 6.4 Exclusivity During the Interim Period, the Vendor shall not, directly or indirectly, (a) solicit, initiate, seek or encourage any expression of interest, inquiry, offer or proposal from, (b) initiate or participate in any discussions or negotiations with, (c) furnish or cause to be furnished any information or documentation to, or (d) accept any offer from or enter into any agreement or understanding with, any Person (other than the Purchaser and its Affiliates and representatives) relating to any amalgamation, arrangement, merger, consolidation, recapitalization, reorganization, sale of assets, sale of equity interests or other business combination involving the Vendor (an “Alternative Transaction”). The Vendor shall (i) immediately cease and cause to be terminated all existing discussions, negotiations or other activities with any other Person conducted prior to the date hereof with respect to any Alternative Transaction and (ii) promptly request the return or destruction of all confidential information provided to any other Person pursuant to a confidentiality agreement or otherwise in connection with any such discussions, negotiations or other activities. The Vendor and the Guarantors shall promptly (and in any event within 24 hours of receipt) notify the Purchaser in writing upon receipt by the Vendor or a Guarantor of any inquiry, offer or proposal regarding an Alternative Transaction, which notice shall include the identity of the Person making such inquiry, offer or proposal and the material terms and conditions thereof. 6.5 Tax Records The Vendor agrees to maintain in safekeeping the Tax Records for a period of seven years following the Closing Date, or for such longer period as may be required by Law. During such period, the Vendor will allow the Purchaser and the Purchaser’s authorized representatives and advisors reasonable access to and to

36 make copies and to produce originals of such Tax Records at the request of the Purchaser, acting reasonably. 6.6 Name Change or Dissolution Covenant The Vendor shall, within sixty (60) days after Closing, either (i) change its name to a name which does not include “Millstream Energy Products”, “Millstream Energy” or “Millstream” and shall provide to the Purchaser copies of the amendments to the Vendor’s constating documents evidencing such change of name, and the Vendor shall take all steps and deliver to the Purchaser all documents to permit the Purchaser and/or any of its Affiliates to use “Millstream Energy Products”, “Millstream Energy” or “Millstream” or any derivation or combination thereof or any other aspect of Intellectual Property in connection with its business after Closing or (ii) take such action as is necessary to voluntarily dissolve and provide to the Purchaser documents evidencing such dissolution. 6.7 Amounts Received From and after the Closing, if the Vendor or any of its Affiliates receives or collects any funds in respect of any accounts receivable, under any Assumed Contract or relating to any other Purchased Asset, the Vendor shall, or shall cause its Affiliate to, remit such funds to the Purchaser within five (5) Business Days after its receipt thereof. From and after the Closing, if the Purchaser receives or collects any funds relating to any Retained Asset, the Purchaser shall remit any such funds to the Vendor within five (5) Business Days after its receipt thereof. 6.8 Restrictive Covenants of the Vendor and the Guarantors (a) For a period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, neither the Vendor nor a Guarantor shall, and each shall cause his or its Affiliates not to, directly or indirectly, own, control, manage, operate, conduct, engage in, participate in, consult with, perform services for, guarantee the debts or obligations of, permit his or its name to be used by or in connection with, or otherwise carry on, any business that competes with the Business as conducted as of the Closing Date in British Columbia or Alberta (the “Territory”), other than pursuant to the Transitional Services Agreement. Notwithstanding the foregoing, the restrictions set forth in this Section 6.8(a) shall not prohibit the Vendor or a Guarantor from (1) being an equity holder in a mutual fund or a diversified investment company, or (2) being a passive owner of not more than two percent in the aggregate of an outstanding class of publicly traded securities. (b) For a period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, neither the Vendor nor a Guarantor shall, and each shall cause his or its Affiliates not to, except on behalf of the Purchaser, directly or indirectly: (1) solicit any customer for a purpose competitive with the Business; (2) refer any Person that is a customer to a competitor of the Business; or (3) otherwise attempt to interfere with or damage the business relationship between the Purchaser and any customer, distributor, supplier or potential customer, distributor or supplier of the Business as of the Closing Date. (c) For a period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, neither the Vendor nor a Guarantor shall, and each shall cause his or its Affiliates not to, directly or indirectly: (i) solicit the employment of (whether as an employee, independent contractor or otherwise) any employee of the Business (including the Transferred Employees); or (ii) otherwise attempt to interfere with or damage the business relationship between the Purchaser or any of its Affiliates, on the one hand, and any employee of the Business (including the Transferred Employees), on the other hand. Notwithstanding the foregoing, the restrictions

37 set forth in this Section 6.8(c) shall not prohibit the Vendor from conducting general solicitations of employment or engagement that are not targeted to any employee of the Business (including the Transferred Employees). (d) The Guarantors and the Vendor acknowledge and agree that: (i) the Purchaser and its Affiliates would suffer irreparable and ongoing damages (including a significant loss of the value and goodwill of the Business) in the event that any provision of this Section 6.6 was not performed by a Guarantor or the Vendor in accordance with its terms or otherwise were breached; and (ii) monetary damages, even if available, alone would not be an adequate remedy for any such non-performance or breach. Accordingly, the Vendor and the Guarantors agree that in the event of any breach or threatened breach of any provision of this Section 6.6 by a Guarantor or the Vendor, the Purchaser shall be entitled, in addition to all other rights and remedies that it may have existing in its favour at law, in equity or otherwise, to seek injunctive or other equitable relief (including a temporary restraining order, a preliminary injunction and a final injunction) to prevent any such breach or threatened breach and to enforce such provisions specifically, without the necessity of posting a bond or other security or of proving actual damages. The prevailing party in any action commenced under this Section 6.8(d) (whether through a monetary judgment, injunctive relief or otherwise) also shall be entitled to recover reasonable legal fees and court costs incurred in connection with such action. (e) Each of the covenants set forth in this Section 6.6 is a severable and independent covenant and shall be valid and enforceable to the fullest extent permitted by applicable Law. The invalidity or unenforceability of any covenant as written in this Section 6.6 in any jurisdiction shall not invalidate or render unenforceable any of the remaining covenants in this Section 6.6 or such covenant in any other jurisdiction. The existence of any Claim or cause of action against one party by any other party, whether predicated on the breach of this Agreement or otherwise, shall not constitute a defense to the enforcement of the covenants set forth in this Section 6.6. The time period during which the covenants contained in this Section 6.6 shall apply shall be tolled and suspended for a period equal to the aggregate time during which the Vendor, a Guarantor, or his or its Affiliates that are subject to this Section 6.6, violates such covenants. (f) The Guarantors and the Vendor acknowledge and agree that: (i) the covenants set forth in this Section 6.6 constitute a material inducement to the Purchaser’s willingness to enter into this Agreement and consummate the transactions contemplated herein and are an integral part thereof; (ii) but for these covenants, the Purchaser would not have entered into this Agreement or agreed to acquire the Purchased Assets; and (iii) in view of the highly competitive nature of the Business, the business objectives of the Purchaser in acquiring the Purchased Assets, and the consideration paid for the Purchased Assets, each of the covenants set forth in this Section 6.6 is reasonable with respect to its scope, geographic area and duration and is necessary in order to protect the Purchaser’s legitimate business interests. (g) The Purchaser will, jointly with the Vendor, within 20 Business Days after receiving a written request from the Vendor or a Guarantor to do so, and in the form prescribed for such purposes, make any election pursuant to or in respect of section 56.4 of the Tax Act reasonably requested by the Vendor. Such election shall confirm that (i) no consideration other than as set forth in Schedule 2.8 is payable to either the Vendor or a Guarantor in respect of the covenants set forth in this Section 6.6 and (ii) such covenants are made to preserve the value of the Business to the Purchaser.

38 ARTICLE 7. CONDITIONS TO CLOSING 7.1 Conditions for the Benefit of the Purchaser The obligation of the Purchaser to complete the purchase of the Purchased Assets from the Vendor and consummate the transactions contemplated hereby is subject to the following conditions (which are for the exclusive benefit of the Purchaser) being satisfied or complied with in all respects at the Closing, or such earlier time as is specified herein, provided, however, that any such condition may be waived in writing by the Purchaser, in whole or in part, at any time, without prejudice to any of the other rights of the Purchaser hereunder: (a) the representations and warranties of the Guarantors and the Vendor set out in Sections 5.1 and 5.2, respectively, shall be true and correct in all respects at the Closing with the same force and effect as if made at and as of such time, except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as at such date and the Vendor and the Guarantors shall have delivered, on the Closing Date, a certificate confirming the foregoing dated the Closing Date, addressed to the Purchaser and duly executed by an officer of the Vendor and by the Guarantors; (b) the Vendor and the Guarantors shall have complied and performed all of the covenants and obligations set forth in this Agreement to be complied with and performed by the Vendor or a Guarantor at or prior to the Closing pursuant hereto, and the Vendor and the Guarantors shall have delivered, on the Closing Date, a certificate confirming the foregoing dated the Closing Date, addressed to the Purchaser and duly executed by an officer of the Vendor and by the Guarantors; (c) there shall have been no Material Adverse Change since the date of this Agreement; (d) there shall be no Order issued delaying, restricting or preventing, and no Claim pending or threatened by any Governmental Authority or any other Person to enjoin, delay, restrict or prohibit the purchase and sale of any of the Purchased Assets, as contemplated hereby, or the right of the Purchaser to conduct the Business or to own or use the Purchased Assets following the Closing; (e) the notifications, consents and approvals set forth in Schedule 5.2(g), including consents from the counterparties to the Production Contracts, shall have been obtained; (f) the Vendor shall have released any Transferred Employees from and after the Closing from any confidentiality or non-competition agreement or non-solicitation covenants with the Vendor except to the extent that these have been assigned to the Purchaser; (g) the Vendor shall have delivered evidence satisfactory to the Purchaser that all Encumbrances other than Permitted Encumbrances have been discharged or released as to the Purchased Assets such that the Purchased Assets are free and clear of all Encumbrances other than Permitted Encumbrances; and (h) at the Closing, the Vendor shall have delivered all items it is required to deliver pursuant to Section 8.2.

39 7.2 Conditions for the Benefit of the Vendor The obligations of the Vendor to complete the sale of the Purchased Assets to the Purchaser and consummate the transactions contemplated hereby are subject to the following conditions (which are for the exclusive benefit of the Vendor) being satisfied or complied with in all respects at the Closing, or such earlier time as is specified herein, provided, however, that any such condition may be waived in writing by the Vendor, in whole or in part, at any time, without prejudice to any of the other rights of the Vendor hereunder: (a) the representations and warranties of the Purchaser in Section 5.3 shall be true and correct in all respects at the Closing with the same force and effect as if made at and as of such time, except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as at such date and the Purchaser shall have delivered, on the Closing Date, a certificate confirming the foregoing dated the Closing Date, addressed to the Vendor and duly executed by an officer of the Purchaser; (b) the Purchaser shall have complied with and performed all of the covenants and obligations set forth in this Agreement to be complied with and performed by the Purchaser at or prior to the Closing pursuant hereto, and the Purchaser shall each have delivered, on the Closing Date, a certificate confirming the foregoing dated the Closing Date, addressed to the Vendor and duly executed by an officer of the Purchaser; (c) there shall be no Order issued delaying, restricting or preventing, and no Claim pending or threatened by any Governmental Authority or any other Person to enjoin, delay, restrict or prohibit the purchase and sale of any of the Purchased Assets, as contemplated hereby; and (d) at Closing, the Purchaser shall have delivered all items it is required to deliver pursuant to Section 8.3. ARTICLE 8. CLOSING 8.1 Place of Closing The Closing shall take place on the Closing Date by way of electronic exchange of closing documentation and receipt of such original documentation as may be required by any Party and electronic fund transfer, without the need for physical meeting of the Parties. Once it has occurred, the Closing shall be deemed to be effective, the Closing Payment shall be deemed to have been received by the Vendor, and all documents delivered and actions taken at the Closing shall be deemed to have been delivered or taken simultaneously at the Closing Time. 8.2 Deliveries by the Vendor at Closing At Closing, the Vendor, shall deliver, or cause to be delivered to the Purchaser: (a) certificates of the appropriate Governmental Authority, dated the Closing Date, evidencing the existence of the Vendor; (b) the certificates contemplated under Sections 7.1(a) and 7.1(b); (c) a certificate of an officer of the Vendor certifying (i) the shareholders’ resolutions of the Vendor approving the sale of the Purchased Assets; (ii) the directors’ resolutions of the Vendor approving this Agreement and the transactions contemplated hereby; and (iii) incumbency;

40 (d) all consents and approvals set forth in Schedule 5.2(g), in form and substance acceptable to the Purchaser, acting reasonably; (e) discharges or releases in registrable form of all Encumbrances charging or encumbering the Purchased Assets (or any portion thereof) and not constituting Permitted Encumbrances, or undertakings to provide such discharges or releases which are in form satisfactory to the Purchaser’s solicitors, including a payoff letter or “no interest” letter in form satisfactory to the Purchaser from the Royal Bank of Canada in respect of the Vendor’s line of credit; (f) one or more executed general conveyances providing for the sale, assignment, transfer and conveyance of the Purchased Assets and assumption of the Assumed Liabilities, including an assignment in respect of the Business Intellectual Property; (g) an executed general assignment providing for the sale, assignment, transfer and conveyance of the Assumed Contracts; (h) to the extent applicable, executed tax elections pursuant to Section 2.10; (i) possession of the Purchased Assets; (j) an employment agreement duly executed by each of the Transferred Employees; (k) each of the Transaction Documents, duly executed by the applicable Parties thereto, other than the Purchaser; and (l) such other documents and instruments as the Purchaser may reasonably require. 8.3 Deliveries by Purchaser at Closing At Closing, the Purchaser shall deliver to the Vendor: (a) a certificate of the appropriate Governmental Authority, dated the Closing Date, evidencing the existence of the Purchaser; (b) the certificates contemplated under Sections 7.2(a) and 7.2(b); (c) one or more executed general conveyances providing for the sale, assignment, transfer and conveyance of the Purchased Assets and assumption of the Assumed Liabilities, including an assignment in respect of the Business Intellectual Property; (d) an executed general assignment providing for the sale, assignment, transfer and conveyance and assumption of the Assumed Contracts; (e) to the extent applicable, executed tax elections pursuant to Section 2.10; (f) the Closing Payment; (g) each of the Transaction Documents, duly executed by the Purchaser; and (h) such other documents and instruments as the Vendor may reasonably require.

41 ARTICLE 9. INDEMNITIES 9.1 Survival (a) Subject to Sections 9.1(b), 9.1(c) and 9.1(d), all representations and warranties of the Parties contained herein, in the Transaction Documents or in any certificate delivered hereunder will survive the Closing and the execution and delivery of conveyances provided for herein for a period of 24 months after the Closing Date and will continue during that period in full force and effect and will not merge thereon or therein. (b) The Fundamental Representations shall survive the Closing indefinitely. (c) The representations and warranties of the Vendor in respect of Taxes survive and continue in full force and effect until 90 days after the expiration of the period during which any Tax assessment may be issued by a Governmental Authority in respect of the Tax year to which such representations and warranties extend (which period will be determined having regard to any consent, waiver, agreement or other document that extends the period during which a Governmental Authority may issue a Tax assessment, reassessment or other form of recognized document assessing liability for Taxes under applicable Law). (d) There is no limitation as to time for Claims of either Party against the other Party based on willful misrepresentation or fraud by such other Party, subject only to applicable limitation periods imposed by applicable Law. 9.2 Indemnification (a) The Vendor and each of the Guarantors agrees to jointly and severally indemnify and hold the Purchaser and its Affiliates and their respective directors, officers, employees, shareholders, representatives successors and permitted assigns (collectively, the “Purchaser Indemnified Parties”) harmless against and in respect of any Losses which the Purchaser Indemnified Party may incur or be required to pay relating to or arising in connection with the following matters: (i) any inaccuracy or breach of any representation or warranty of the Guarantors or the Vendor contained in Section 5.1, Section 5.2, any Transaction Document or in the certificates related thereto delivered pursuant to Sections 7.1(a) and 7.1(b); (ii) any breach or non-performance by the Vendor or a Guarantor of any covenant or agreement to be performed by the Vendor or a Guarantor contained in this Agreement or any Transaction Document; (iii) non-compliance with any bulk sales or similar legislation concerning creditor’s rights pertaining to or relating to the Purchased Assets and the Business; (iv) the Retained Assets; (v) the Retained Liabilities and any commitments, obligations or Liabilities related thereto; (vi) all Liabilities arising out of or relating to the obligations of the Vendor set forth in ARTICLE 3; and (vii) any and all claims for brokerage, commissions, finders’ fees or similar claims which the Vendor may have committed to pay to third Persons, or any claim by the Vendor or any

42 of its Affiliates that such Person is entitled to receive any consideration in connection with the transactions contemplated in this Agreement that is different from or in addition to the consideration payable hereunder. (b) The Purchaser agrees to indemnify and hold the Vendor harmless against and in respect of any Losses which the Vendor may incur or be required to pay relating to or arising in connection with the following matters: (i) any inaccuracy or breach of any representation or warranty of the Purchaser contained in this Agreement, any Transaction Document or the certificates delivered pursuant to Sections 7.2(a) and 7.2(b); and (ii) any breach or non-performance by the Purchaser of any covenant or agreement to be performed by the Purchaser contained in this Agreement or any Transaction Document or under any applicable Law. 9.3 Claims by Third Parties (a) For the purposes of this Section 9.3, “Third Party Claim” means any demand which has been made by or on behalf of any Third Party and which, if maintained or enforced, might result in a loss, liability or expense of the nature described in this Section 9.2. (b) Upon notice of any Third Party Claim in respect of which a Purchaser Indemnified Party proposes to demand indemnification from another Party hereto (each, an “Indemnifying Party”), the Purchaser will give notice to that effect to the Indemnifying Party. (c) The Indemnifying Party will have the right, exercisable by giving notice to the Purchaser Indemnified Party not later than 30 days after receipt of the notice described in Section 9.3(b), to assume the control of the defence, compromise or settlement of the Third Party Claim, provided that: (i) the Indemnifying Party will first deliver to the Purchaser Indemnified Party written confirmation that it will fully indemnify the Purchaser Indemnified Party in respect of the Third Party Claim and its written consent to be joined as a party to any action or proceeding; and (ii) the Indemnifying Party will, at the request of the Purchaser Indemnified Party, furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of the Indemnifying Party’s defence, compromise or settlement. (d) Upon the assumption of control by the Indemnifying Party, the Indemnifying Party will diligently proceed with the defence, compromise or settlement of the Third Party Claim at the Indemnifying Party’s sole expense, and the Purchaser will co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Purchaser’s control, and to make any assignments and take any other steps which, in the opinion of counsel for the Indemnifying Party, are necessary to enable the Indemnifying Party to conduct a defence, provided that: (i) the Purchaser will be entitled to reasonable security from the Indemnifying Party for any expense, costs or other liabilities to which it may become exposed by reason of its co-operation; and

43 (ii) the Indemnifying Party shall not consent to the settlement, compromise or discharge of, or the entry of any judgment arising from, or with respect to, any Third Party Claim without the prior written consent of the Purchaser Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless the relief consists solely of monetary payment to be paid by the Indemnifying Party in an amount available to be indemnified by the Indemnifying Party hereunder and such settlement does not involve any finding or admission of any violation of applicable Law by the Purchaser Indemnified Party. (e) The final determination of any Third Party Claim, including any determination of related costs and expenses, will be binding and conclusive upon the Parties as to the validity of that Third Party Claim. (f) Should the Indemnifying Party fail to give notice to the Purchaser Indemnified Party as provided in Section 9.3(c), the Purchaser Indemnified Party will be entitled to make any settlement of the Third Party Claim it deems, in its sole discretion, to be advisable, and that settlement will be binding upon the Indemnifying Party. (g) In the event that any Third Party Claim is made against the Vendor and in respect of which the Vendor may make a claim against the Purchaser pursuant to Section 9.2, the provisions of this Section 9.3 shall apply with references to Purchaser and Vendor amended as applicable. 9.4 Right to Set-Off and Release of Holdback (a) Subject to the limitations of this ARTICLE 9, the Vendor agrees that all or any portion of any Losses alleged to be incurred or suffered by any Purchaser Indemnified Parties may, at the Purchaser’s option and upon at least five days’ prior written notice from the Purchaser to the Vendor describing in reasonable detail the nature and basis for such Losses, be set-off against any amount otherwise due and payable by the Purchaser to the Vendor hereunder or under any of the Transaction Documents, including any upward adjustment to the Preliminary Purchase Price in respect of the Final Closing Working Capital or the Holdback Amount to which the Vendor is entitled. For the avoidance of doubt, the right of set-off provided in this Section 9.4(a) is not intended to be the exclusive means of collecting Losses incurred or suffered by any Purchaser Indemnified Party in connection with this Agreement. (b) No later than the fifth Business Day following the six-month anniversary of the Closing Date (the “Release Date”), the Purchaser will release and pay to the Vendor an amount equal to the difference of (i) the Holdback Amount minus (ii) the amount, if any, set off from the Holdback Amount by the Purchaser pursuant to Section 2.7(b) or Section 9.4(a) prior to the Release Date minus (iii) the portion of the Holdback Amount then remaining, if any, reserved by the Purchaser in respect of any pending and unresolved indemnification claims pursuant to this ARTICLE 9 as of the Release Date (the “Pending Claims”). The Purchaser will continue to hold any such remaining portion of the Holdback Amount until the Pending Claims are finally resolved in accordance with the terms of this ARTICLE 9. Upon the final resolution of any such Pending Claim, (A) if and to the extent that such Pending Claim is finally resolved such that a Purchaser Indemnified Party is entitled to indemnification from the Vendor pursuant to the terms hereof, the Purchaser will (1) retain the portion of the remaining Holdback Amount attributable to such Pending Claim and (2) release and pay to the Vendor the remaining balance of the Holdback Amount, if any; and (B) if and to the extent that such Pending Claim is finally resolved such that a Purchaser Indemnified Party is not entitled to indemnification from the Vendor pursuant to the terms hereof, the Purchaser will release and pay to the Vendor the portion of the remaining Holdback Amount attributable to such Pending Claim. For greater

44 certainty, to the extent the Holdback Amount is less than the amount to which the Purchaser is entitled upon resolution of a Pending Claim, the Vendor shall promptly pay such shortfall to the Purchaser. 9.5 Exclusive Remedy Except for (a) the remedies of specific performance or injunctive or other equitable relief, (b) claims for fraud, intentional misrepresentation or willful misconduct or (c) other remedies expressly provided in this Agreement (including Section 2.7 with respect to the calculation of the Final Closing Working Capital and Section 6.6 with respect to the enforcement of the restrictive covenants set forth therein), if the Closing occurs, the indemnification rights set forth in this ARTICLE 9 shall be the sole and exclusive monetary remedy of the parties for any claim arising out of this Agreement. 9.6 Tax Treatment Any payment under this ARTICLE 9 shall constitute an adjustment to the Purchase Price unless otherwise required by applicable Law, and each of the Parties shall within a reasonable time of payment and receipt of such payment, as applicable, request all amendments to its current or past Tax returns as may be necessary to reflect the foregoing. 9.7 Reductions and Subrogation If the amount of any claim incurred by an Indemnified Party at any time subsequent to the making of an indemnity payment is reduced by: (a) any net Tax benefit to the Indemnified Party; or (b) any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction (less any costs, expenses (including Taxes) or premiums incurred in connection therewith) shall promptly be repaid by the Indemnified Party to the Purchaser, the Vendor or a Guarantor, as applicable. 9.8 Limitations (a) An Indemnified Party shall not be entitled to double recovery for any Losses even though they may have resulted from the breach of more than one of the representations, warranties, agreements and covenants made by the Vendor or the Purchaser, as applicable, in this Agreement. (b) The Liability of any party with respect to its representations, warranties, covenants and agreements contained herein shall not be affected or reduced by any investigation conducted or any knowledge acquired prior to the Closing by or on behalf of any other party. (c) Nothing in this Agreement shall in any way restrict or limit the general obligation at law of an Indemnified Party to mitigate any loss which it may suffer or incur by reason of the breach by a Vendor or the Purchaser, as applicable, of any representation, warranty or covenant of such Party hereunder. (d) For purposes of calculating the amount of any Losses arising out of, relating to or resulting from any breach of any representation or warranty set forth in this Agreement, all limitations and qualifications relating to “material”, “materiality”, “material adverse effect” or “Material

45 Adverse Change” contained in any such representation or warranty shall be disregarded. ARTICLE 10. TERMINATION 10.1 Termination This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing: (a) by mutual written consent of the Parties; (b) by any Party if the Closing shall not have occurred by June 30, 2019, provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall be the cause of the failure of the Closing to occur on or before such date; (c) by the Purchaser on written notice to the Vendor if the Closing shall not have occurred on the Closing Date and any of the conditions set forth in Section 7.1 hereof shall not have been satisfied, provided that the Purchaser shall have complied in all material respects with its obligations hereunder; (d) by the Vendor on written notice to the Purchaser if the Closing shall not have occurred on the Closing Date and any of the conditions set forth in Section 7.2 hereof shall not have been satisfied, provided that the Vendor shall have complied in all material respects with its respective obligations hereunder; (e) by either the Purchaser or the Vendor if there shall be any applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any Order of any Governmental Authority prohibiting such transactions is entered and such order shall become final and non-appealable; or (f) by the Purchaser if there has been a Material Adverse Change with respect to the Business, and any such notice of termination given by a Party shall specify the basis on which the Party seeks to terminate this Agreement. 10.2 Effect of Termination In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall thereupon cease to have any further force and effect and each Party shall thereafter have no further Liability thereunder to any other Party, except that the provisions of ARTICLE 9, Section 10.1, this Section 10.2, Section 11.1, Section 11.2, Section 11.3, Section 11.4, Section 11.5, Section 11.8, Section 11.11 and Section 11.17 shall survive any termination of this Agreement, including the preservation of confidentiality and the return and destruction of information and materials as to the Vendor and all aspects thereof remain in full force and effect. Nothing in this Section 10.2 shall relieve any Party of Liability for any breach of this Agreement.

46 ARTICLE 11. MISCELLANEOUS 11.1 Notices Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party to any other Party shall be in writing and shall be delivered by hand delivery, facsimile transmission, registered mail (postage prepaid) (provided that the mailing Party does not know and should not reasonably have known of any disruption or anticipated disruption of postal service which might affect delivery of the mail) or by electronic mail, addressed to the Party to whom the notice is to be given, at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall be deemed received: (i) if hand delivered, on the day of delivery if that day is a Business Day and it was received before 5:00 p.m. local time in the place of receipt and otherwise on the next Business Day, (ii) if sent by fax, on the day of transmission if that day is a Business Day and the fax transmission was made before 5:00 p.m. local time in the place of receipt and otherwise on the next Business Day, (iii) if sent by registered mail, on the fourth Business Day following the day on which it is mailed, except that if at any time between the date of mailing and the fourth Business Day thereafter there is a disruption of postal service then notice must be given by means other than mail, or (iv) if sent by electronic mail, on the day the sender receives confirmation of receipt by return electronic mail (other than automated responses) from the recipient if that day is a Business Day and if that confirmation was received before 5:00 p.m. local time in the place of receipt and otherwise on the next Business Day. 11.2 Address for Service The address for service of each of the Parties shall be as follows: (a) if to the Vendor or a Guarantor: 4925 – 51 Street Camrose, AB T4V 1S4 Attention: Rob Lundstrom Email: rob@gomillstream.com with a copy to: 4925 – 51 Street Camrose, AB T4V 1S4 Attention: David Francoeur Email: david.francoeur@kjf-law.ca (b) if to the Purchaser: Profire Combustion, Inc. Box 3313 Bay 12 55 Alberta Ave. Spruce Grove, AB T7X 3A6 Attention: Brenton Hatch Email: bhatch@profireenergy.com

47 with a copy to: Lawson Lundell LLP 1600 – 925 West Georgia Street Vancouver, BC V6C 3L2 Attention: Chat Ortved Email: cortved@lawsonlundell.com or such other address as may be designated by notice to the other Parties. 11.3 Retention of Records and Confidential Information The Purchaser acknowledges and agrees that the Vendor will be permitted to retain copies of the Books and Records for such period after the Closing Date as is required by any applicable Law. Both before and after the Closing Date, the Vendor will, and will cause its advisors and other representatives to: (a) promptly provide to the Purchaser all information in their possession or under their control relating to the Purchased Assets; (b) keep strictly confidential all information relating to the Purchased Assets unless: (i) such information (other than Transferred Information) is or becomes generally available to the public other than as a result of a disclosure by the Vendor in violation of this Agreement; (ii) the disclosure of such information is expressly permitted, in writing, by the Purchaser; or (iii) the disclosure of such information is required by applicable Law or by a Governmental Authority (provided that the Vendor shall provide the Purchaser with prompt written notice of same so that the Purchaser may either seek a protective Order or other appropriate remedy, and the Vendor shall furnish only the disclosure that is required); and (c) not use or permit any other Person to use any information relating to any of the Purchased Assets for any purpose whatsoever, unless such information (other than Transferred Information) is or becomes generally available to the public, other than as a result of a disclosure by the Vendor in violation of this Agreement, or the use of such information is expressly permitted, in writing, by the Purchaser. 11.4 Privacy (a) The Vendor covenants and agrees to advise the Purchaser of all purposes for which the Transferred Information was initially collected from or in respect of the individual to which such Transferred Information relates and all additional purposes where the Vendor has notified the individual of such additional purpose, and where required by Law, obtained the consent of such individual to use or disclose. (b) The Purchaser covenants and agrees: (i) prior to the completion of the transactions contemplated herein, to collect, use and disclose the Transferred Information solely for the purpose of reviewing and completing the transactions contemplated herein, including determining to complete such transactions; (ii) after the completion of the transactions contemplated herein, to collect, use and disclose the Transferred Information only for those purposes for which the Transferred Information was initially collected from, or in respect of, the individual to which such Transferred Information relates or for the completion of the transactions contemplated herein, unless (A) the Vendor or the Purchaser has first notified such individual of such additional purpose, and where required by all applicable Laws, obtained the

48 consent of such individual to such additional purpose, or (B) such use or disclosure is permitted or authorized by Law, without notice to, or consent from, such individual; (iii) where required by Law, to promptly notify the individuals to whom the Transferred Information relates that the transactions contemplated herein have taken place and that the Transferred Information has been disclosed to the Purchaser; (iv) to return or destroy the Transferred Information, at the option of the Vendor, should the transactions contemplated herein not be completed; and (v) to use all reasonable efforts to protect and safeguard the Transferred Information including to protect the Transferred Information from loss or theft, or unauthorized access disclosure, copying, use, modification, disposal or destruction and promptly advise the Vendor should any such loss, theft or unauthorized activity occur prior to the completion of the transactions contemplated herein. 11.5 Guarantee of the Guarantors The Guarantors hereby absolutely, irrevocably and unconditionally jointly and severally guarantee the full, complete and timely payment and performance by the Vendor of each and every obligation of the Vendor under this Agreement (the “Vendor Obligations”). The Guarantors’ obligations hereunder shall not be affected by the existence, validity, enforceability, perfection or extent of any collateral therefor or by any other circumstance relating to the Vendor Obligations that might otherwise constitute a legal or equitable discharge of or defence to a Guarantor as a guarantor not available to the Vendor. The Purchaser shall not be obligated to file any claim relating to any Vendor Obligations in the event that the Vendor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure to so file shall not affect the Guarantors’ obligations hereunder. This guarantee shall be deemed a continuing guarantee and shall remain in full force and effect and shall be binding on the Guarantors and their successors and assigns until the date upon which all of the Vendor Obligations have been satisfied in full. The Guarantors reserve the right to assert any and all defences which the Vendor may have arising under or related to the Vendor Obligations other than defences arising from the bankruptcy or insolvency of the Vendor and other defences expressly waived in this Section 11.5. The Guarantors hereby waive (a) any and all defences specifically available to a guarantor (other than performance in full by the Vendor) and (b) any notices, including any notice of any amendment of this Agreement or waiver or other similar action granted pursuant to this Agreement. 11.6 Further Assurances Each Party shall, from time to time, and at all times hereafter, at the request of another Party, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof. 11.7 Time of the Essence Time shall be of the essence of this Agreement. 11.8 Public Announcements The Purchaser shall, in its sole discretion, plan and co-ordinate any public notices, press releases and any other publicity concerning the transactions contemplated in this Agreement. No other party shall issue or permit to be issued any public notices, press releases or other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the Purchaser.

49 11.9 Amendments and Waiver No modification of or amendment or supplement to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the Parties and no waiver of any breach of any term or provisions of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived. No failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy in law or in equity or by statute or otherwise conferred. 11.10 Entire Agreement This Agreement together with the agreements and other documents to be delivered pursuant to this Agreement (including the Transaction Documents) constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. 11.11 Applicable Law This Agreement shall be construed and enforced in accordance with the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein. The Parties irrevocably and unconditionally attorn and submit to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of British Columbia in respect of any action, application, reference or other proceeding arising out of or related to this Agreement and agree that all Claims in respect of any such action, application, reference or other proceeding shall be heard and determined in such British Columbia courts. Each of the Parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, application, reference or proceeding. 11.12 Severability If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and: (a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and (b) the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction. 11.13 Third Party Beneficiaries Except as provided in ARTICLE 9, which provisions are intended to benefit and to be enforceable by the parties specified therein, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Third Party any right, remedy or claim under or by reason of this Agreement. To the extent required by applicable Law to give full effect to the direct rights in favour of the Persons specified in ARTICLE 9, the Vendor and the Purchaser agree and acknowledge that they are acting as agent and/or as

50 trustee of such Persons. The parties reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a party, without notice to or consent of that Person, including any Indemnified Party. 11.14 Execution in Counterpart This Agreement may be executed in any number of counterparts with the same effect as if all signatories to the counterparts had signed one document, all such counterparts shall together constitute, and be construed as, one instrument and each of such counterparts shall, notwithstanding the date of its execution, be deemed to bear the date first above written. Delivery of counterparts may be effected by facsimile transmission or scanned emails. 11.15 Benefit of the Agreement This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. 11.16 Assignment This Agreement may not be assigned by any Party without the prior consent of the other Parties provided that the Purchaser may assign its rights and obligations under this Agreement to an Affiliate of the Purchaser (without novation) if, contemporaneous therewith, such Affiliate of the Purchaser agrees to be bound by all representations, warranties, covenants and indemnities of the Purchaser, provided that, notwithstanding any such agreement, the Purchaser continues to be bound by this Agreement and such agreement shall be in form and substance satisfactory to the Vendor acting reasonably. 11.17 Costs Except as otherwise provided in this Agreement, each Party shall be responsible for all costs and expenses (including the fees and disbursements of legal counsel and other advisors) incurred by it in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. 11.18 No Partnership It is not the intent or purpose of the Agreement to create, and this Agreement shall not be construed as creating, any association, partnership or syndicate. 11.19 Independent Legal Advice Each Party acknowledges and agrees that he or it has been advised to, and has had sufficient opportunity to, consult with independent legal counsel with respect to this Agreement and the transactions contemplated herein, understands his or its obligations under this Agreement and the Transaction Documents and the nature of the consequences of this Agreement and the Transaction Documents, and is signing this Agreement voluntarily. [Remainder of this page intentionally left blank]

EXHIBIT A FORM OF TRANSITIONAL SERVICES AGREEMENT See attached.

TRANSITIONAL SERVICES AGREEMENT THIS AGREEMENT made effective as of the ____ day of __________________, 2019 BETWEEN PROFIRE COMBUSTION, INC. (the “Purchaser”) AND MILLSTREAM ENERGY PRODUCTS LTD. (the “Vendor”) WHEREAS: A. The Purchaser and the Vendor, among others, have entered into an Asset Purchase Agreement (the “APA”) dated as of June 12, 2019, pursuant to which, among other things, the Vendor agreed to sell to the Purchaser, and the Purchaser agreed to purchase, the Purchased Assets on the terms and conditions therein; and B. It is a condition to the closing of the transactions contemplated by the APA that the Purchaser and the Vendor (together, the “Parties”) enter into this Agreement. NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually covenant and agree as follows: 1.0 DEFINITIONS 1.1 All terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the APA. 1.2 In this Agreement, “Confidential Information” means all confidential or proprietary information, intellectual property, confidential facts and non-public information (including, without limitation, all budgets, forecasts, analyses, financial results, prospects, costs, margins, and other business activities and all financial information, all customer, supplier, vendor lists and information, all prospective customer and supplier lists and information, pricing, sales, trade secrets, marketing techniques, procedures, operations, know-how, and other aspects of business) of the Purchaser or relating to the Business, whether in written, oral, electronic or any other format, but excluding any information that is already in the public domain or comes into the public domain without any breach of this Agreement or any other agreement by the Vendor or any of its Affiliates, directors, officers, employees, contractors or representatives. 2.0 TRANSITIONAL SERVICES 2.1 Transitional Services. The Vendor agrees to provide to the Purchaser the transitional services set out in Schedule A hereto without charge (all of which are collectively referred to as the “Transitional Services”, and individually each is referred to as a “Transitional Service”). The 30074.145935.DLB2.16728669.4

Vendor shall ensure that Robert Lundstrom is engaged, and during the Term remains engaged, to provide all Transition Services to be provided hereunder. The Vendor agrees that subject to Section 2.2, Robert Lundstrom will attend the Purchaser’s premises and participate in provision of the Transitional Services in a manner consistent with past practice. 2.2 Consulting Services. In addition to the Transitional Services, the Purchaser may request that the Vendor perform additional consulting services (the “Consulting Services”) to be performed at a date agreed to by the parties and for a fee agreed to by the parties. 2.3 Performance Standards. The Vendor shall provide the Transitional Services and the Consulting Services using the same standard of care as the Vendor used in and for the Business prior to the Closing Date. 2.4 Indemnity. Each of the Vendor and Purchaser agrees to indemnify and hold the other in its capacity as a provider of Transitional Services and Consulting Services hereunder (in each case, the “Service Provider”) harmless from and against all losses, costs, damages, liabilities and reasonable out-of-pocket expenses whatsoever, including reasonable legal fees but excluding loss of profits suffered or incurred by the Service Provider, by reason of the provision of the Transitional Services or the Consulting Services by the Service Provider hereunder, unless arising out of the gross negligence or willful misconduct of the Service Provider in connection with the performance of the Transitional Service or the Consulting Services. 2.5 Books of Account and Information. Both parties shall maintain at their respective head offices appropriate books of account and records with respect to all Transitional Services and Consulting Services provided by it as a Service Provider under the terms of this Agreement. Each party shall provide to the other whatever additional reports and information relating to the Transitional Services and Consulting Services provided under this Agreement that it may reasonably request. Each party shall retain any records maintained under this Agreement for a period of seven (7) years from the date of the provision of the last of the Transitional Services or Consulting Services hereunder. 2.6 Term. The term of this Agreement (the “Term”) shall commence on the Closing Date and end on a date that is six months following the Closing Date, unless terminated earlier by written agreement of the Parties; provided that the Term may be extended by written agreement of the Parties. Notwithstanding the termination of this Agreement for any reason, the rights and obligations under Section 2.4 and Articles 3 and 4 shall survive the termination of this Agreement. For greater certainty, no termination of this Agreement will discharge, affect or otherwise modify in any manner the rights of the Parties which have accrued prior to such termination or relieve any Party from liability for any breach of any provision hereof prior to such termination. 3.0 CONFIDENTIALITY 3.1 Each of the Parties recognize that the nature of each of their relationship with the other is such that each may have access to, and that there may be disclosed to such Party during the course of such relationship, Confidential Information owned by the other or its Affiliates (where a Party receives any Confidential Information, a “Receiving Party”). Each of the Receiving Parties acknowledges that, except for each of the Receiving Parties’ relationship with the other Party, each of the Receiving Parties would not otherwise have access to the Confidential Information. Each of the Receiving Parties understands and acknowledges that the Confidential Information constitutes a valuable and unique commercial asset of the other Party, and that disclosure of the 30074.145935.DLB2.16728669.4

Confidential Information would have serious negative effects on such Party’s business and provide the Receiving Party with a substantial and unfair competitive advantage. Each of the Receiving Parties agrees that such Receiving Party, as applicable, will not, at any time during or after the performance of any the obligations hereunder, use for any purpose other than the furtherance of its business, or disclose to any person, firm, corporation, association or other entity, or to any combination thereof, directly or indirectly, for any reason or purpose whatsoever, any Confidential Information, or any part thereof. 4.0 GENERAL PROVISIONS 4.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered in accordance with the notice provisions set forth in the APA. 4.2 Further Assurances. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Transitional Services and Consulting Services hereunder and to mitigate problems should they arise. The parties agree that they shall execute and deliver such further documents and instruments, and do all other acts and things, that may be necessary or desirable in order to give full effect to this Agreement. 4.3 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, a provision shall be substituted so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the greatest extent possible. 4.4 Entire Agreement. This Agreement, together with the APA and the agreements and other documents delivered thereunder, constitute the entire agreement of the Parties with respect to the subject matter contained in the APA, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. 4.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder. 4.6 Amendment. No modification of or amendment or supplement to this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the Parties hereto and no waiver of any breach of any term or provisions of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived. No failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy in law or in equity or by statute or otherwise conferred. 4.7 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Parties irrevocably and unconditionally attorn and submit to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of British Columbia in respect of any action, application, 30074.145935.DLB2.16728669.4 reference or other proceeding arising out of or related to this Agreement and agree that all claims in respect of any such action, application, reference or other proceeding shall be heard and determined in such British Columbia courts. Each of the Parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, application, reference or proceeding. 4.8 Independent Legal Advice. Each Party acknowledges and agrees that he or it has been advised to, and has had sufficient opportunity to, consult with independent legal counsel with respect to this Agreement and the transactions contemplated herein, understands his or its obligations under this Agreement and the nature of the consequences of this Agreement, and is signing this Agreement voluntarily. 4.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [Remainder of this page intentionally left blank.] 30074.145935.DLB2.16728669.4

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. PROFIRE COMBUSTION, INC. Per: Name: Title: MILLSTREAM ENERGY PRODUCTS LTD. Per: Name: Title: [Signature Page to the Transitional Services Agreement] 30074.145935.DLB2.16728669.4

Schedule “A” Transitional Services The following Transition Services are expected to be performed by Robert Lundstrom (“Lundstrom”) for consideration paid in the APA. Should the Purchaser choose to engage Robert Lundstrom for any Consulting Services, beyond what is listed below, the Parties will enter into a separate agreement. The Transitional Services will be performed in two separate time periods. The first set of Transition Services will be performed in the time period after signing the APA and before the Closing Date. The remaining Transition Services will be performed within six months of the Closing Date. Post Sign – Pre Close In the period between signing the APA and the Closing Date Lundstrom will: • Deliver all drawings of product (“Product Drawings”) that are designed by the Vendor in an electronic and editable format. This includes all product listed in Schedule 2.8 of the APA. • Make himself reasonably available to provide additional information and support to describe the Product Drawings as requested by the Purchaser • Introduce any Transferred Employees to the Purchaser to begin discussing the transition process including the delivery and support of any Employment Agreements. • Make himself reasonably available to respond to questions that the Purchaser may have regarding any Purchased Assets to assist in transferring those assets in a manner that can be received by the Purchaser. • Provide a digital and editable copy of the Vendor’s customer relations management software or lists. Within Six Months of Closing: Within six months after the Closing Date Lundstrom is expected to: • Introduce any customers of the Vendor that are not currently customers of the Purchaser. • Complete review of Product Drawings and sign off on final versions as they become available. All final Product Drawings must be completed with six Months of Closing. • Assist Purchaser in categorizing Product Drawings. • Support the clean-up and or update of Product Drawings • Support and review the Purchaser’s purchase orders to China suppliers as related to Vendor’s products. This review should be done to help describe the process of ordering product from the Chinese manufacturers as described in the schedules of the APA. • Review and provide support for all of the Vendor’s outstanding sales orders. • Review all Inventory on-site at Purchaser’s location in Spruce Grove. This review will include matching all product to part numbers as provided by the Vendor. • Provide access to and describe how to access all systems, software, CRM, website, etc. that were purchased pursuant to the APA. • Hand off of customers that contact Lundstrom directly as per Purchaser’s process and script which will be provided to Lundstrom at or shortly after the Closing Date. • Provide answers to initial questions regarding any Purchased Assets. • Provide support to collect on any monies owed pursuant to the Accounts Receivable Aging Report provided at the Closing Date. This includes providing contacts and insight on any potential discrepancies related to purchase orders or other necessary documentation. • Immediately notify the Purchaser if a payment is received by Lundstrom for Vendor products after the Closing Date and deliver that payment to Purchaser within five days of receipt. 30074.145935.DLB2.16728669.4